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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-150786

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement together with the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated August 13, 2009

Prospectus Supplement
(To Prospectus dated May 9, 2008)

AEGON N.V.
(a Netherlands public company with limited liability)

Common Shares
of Netherlands or New York registry

        We are offering        of our common shares of Netherlands or New York registry.

        Our common shares of Netherlands registry are listed on the Official Segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol "AGN". Our common shares of New York registry are listed on the New York Stock Exchange ("NYSE") under the symbol "AEG". On August 10, 2009, the reported last sale price of our common shares on Euronext Amsterdam was €5.98 and the reported last sale price of our common shares on the NYSE was $8.32.

        Investing in our common shares involves risks. See "Risk Factors" on page S-3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Netherlands Registered Share	Per New York Registered Share(1)	Total(2)
Public offering price	€	$	€
Underwriting discount	€	$	€
Proceeds, before expenses, to us	€	$	€

(1)
Translated at a rate of $            per €1.00.

(2)
Assuming all common shares are sold in the form of common shares of Netherlands registry.

        We expect that the common shares of New York registry will be delivered through the book-entry facilities of The Depository Trust Company and the common shares of Netherlands registry will be delivered through the book-entry facilities of Nederlands Centraal Instituut voor giraal Effectenverkeer B.V. ("Euroclear Netherlands"), Euroclear Bank S.A./N.A., as operator of the Euroclear System, and Clearstream Banking, S.A., in each case against payment on or about        , 2009.

Global Co-ordinator

J.P. Morgan

Joint Bookrunners

J.P. Morgan	ABN AMRO	BofA Merrill Lynch

The date of this Prospectus Supplement is        , 2009.

i

        We have not, and the underwriters have not, taken any action to permit a public offering of the common shares outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States in any jurisdiction where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. We reserve the right to withdraw the offering of common shares at any time.

        This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the Financial Supervision Act and have not been approved by the Netherlands Authority for the Financial Markets ("AFM").

        For information relating to transactions that stabilize the market price of the common shares in connection with the offering, see "Underwriting—Price Stabilization and Short Positions."

ABOUT THIS PROSPECTUS SUPPLEMENT

        You should rely only on information contained in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are offering to sell common shares, and seeking offers to buy common shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or the time of any sale of the common shares. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying prospectus, except as otherwise noted, "we," "us," "our" and "AEGON" refer to AEGON N.V. and any or all of our subsidiaries and joint ventures as the context requires.

        This prospectus supplement contains the terms of the offering of the common shares. Certain additional information about us is contained in the accompanying prospectus. This prospectus supplement, or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, may add, update or change information in the accompanying prospectus. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus is inconsistent with the accompanying prospectus, this prospectus supplement or the information incorporated by reference in this prospectus supplement or in the accompanying prospectus, as applicable, will apply and will supersede the information in the accompanying prospectus.

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find More Information about Us" on page S-15 of this prospectus supplement and page 5 of the accompanying prospectus.

THE OFFERING

        This summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the financial data and related notes and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the common shares.

Common shares offered	common shares of Netherlands or New York registry. The common shares we are offering will consist of newly issued common shares and common shares held by AEGON N.V. as treasury shares.
Offering price	€ per share of Netherlands registry.
$ per share of New York registry.
Proceeds from the offering	We will receive the net proceeds from the offering. See "Use of Proceeds".
Issued common shares	As of July 31, 2009, we had 1,518,001,268 common shares issued and outstanding. As a result of the offering there will be common shares issued and outstanding. See "Share Capital".
Lock-up

Subject to certain exceptions, we have agreed not to issue, offer, pledge, sell or contract to sell any common shares, options to purchase common shares or securities convertible into or exchangeable for common shares for a period of 90 days following the pricing of the offering. See "Plan of Distribution—Lock-up".

Dividends	Common shares delivered in the offering will be entitled to any future dividends declared on common shares. See "Share Capital—Dividend Policy".
Listing	Our common shares are listed on Euronext Amsterdam and the NYSE, and on the London and Tokyo stock exchanges. Our common shares trade in the form of shares of New York registry on the NYSE.
Euronext Amsterdam symbol	AGN
NYSE symbol	AEG
Security numbers for the common shares	Shares of Netherlands registry:
	Euronext Amsterdam security code	30176
	ISIN code	NL0000301760
	Common code	11165524
Shares of New York registry:
	CUSIP code	007924103
	ISIN code	US 0079241032

RISK FACTORS

        Your investment in the common shares entails risks. You should carefully consider the risk factors below, as well as the other information contained in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our annual report on Form 20-F for the year ended December 31, 2008 (the "Annual Report"), before investing in the common shares. Other factors besides those discussed below also could adversely affect our business and operations, and the following risk factors should not be considered a complete list of potential risks that may affect us and our subsidiaries.

RISKS RELATING TO OUR BUSINESS

        The following discusses some of the key risk factors that could affect our business and operations, as well as other risk factors that are particularly relevant to us in the current period of significant economic and market disruption. Additional risks to which we are subject include, but are not limited to, the factors mentioned under "Forward-Looking Statements" in the Annual Report and the risks of our businesses described elsewhere in the Annual Report.

Risks related to the global financial markets and general economic conditions

Disruptions in the global financial markets and general economic conditions have affected, and could have material adverse effects on, our business, results of operations and financial condition.

        Global financial markets have been experiencing extreme and unprecedented volatility and disruption, which may have a material adverse effect on our results of operations, financial condition and liquidity. Our results of operations and financial condition may be materially affected from time to time by general economic conditions, such as levels of employment, consumer lending or inflation in the countries in which we operate. As part of the slowdown in world economies during 2008, with many countries going into recession, there have been large numbers of redundancies in developed countries. Unemployment rates are expected to rise further in 2009. Bank lending has been severely reduced and the housing markets in Europe and North America are declining. In addition to the other risks described in this section, these conditions have resulted and may continue to result in a reduction in demand for our products as well as a reduction in the value of the assets in our general account. We also may experience a higher incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer or stop paying insurance premiums. We cannot predict definitively whether or when such actions, which could impact our business, results of operations, cash flows and financial condition, may occur.

        In view of ongoing uncertainty with respect to the financial and economic environment, on December 1, 2008, our core capital was increased through a special transaction with Vereniging AEGON and the State of the Netherlands (see Item 10C "Material Contracts" in the Annual Report). As part of this arrangement, the State of the Netherlands nominated two representatives to AEGON's Supervisory Board. Governmental action in the Netherlands and elsewhere to address the financial crisis could further impact our business. We cannot predict with any certainty whether these actions will be effective or the effect they may have on the financial markets or on our business, results of operations, cash flows and financial condition.

Credit risk

Defaults in our debt securities, private placements and mortgage loan portfolios may adversely affect profitability and shareholders' equity.

        As premiums and deposits are received, these funds are invested to pay for future policyholder obligations. For general account products, AEGON typically bears the risk for investment performance equaling the return of principal and interest. We are exposed to credit risk on our general account fixed-income portfolio (debt securities, mortgages and private placements), OTC derivatives and reinsurance contracts. Some issuers have defaulted on their financial obligations for various reasons, including bankruptcy, lack of liquidity, downturns in the economy, downturns in real estate values, operational failure and fraud. In the current weak economic environment we incurred significant investment impairments on our investment assets due to defaults and overall declines in the capital markets. Further excessive defaults or other reductions in the value of these securities and loans could have a materially adverse effect on our business, results of operations and financial condition.

Equity market risk

A decline in equity markets may adversely affect our profitability and shareholders' equity, sales of savings and investment products and the amount of assets under management.

        Fluctuations in the equity markets have affected our profitability, capital position and sales of equity-related products in the past and continue to do so. Exposure to equity markets exists in both assets and liabilities. Asset exposure exists through direct equity investment where we bear all or most of the volatility in returns and investment performance risk. Equity market exposure is also present in insurance and investment contracts for account of policyholders where funds are invested in equities (such as variable annuities, unit-linked products and mutual funds). Although most of the risk remains with the policyholder, lower investment returns can reduce the asset management fee that we earn on the asset balance in these products. In addition, some of this business has minimum return or accumulation guarantees, which requires AEGON to establish reserves to fund these future guaranteed benefits when equity market returns do not meet or exceed these guarantee levels. Our reported results under the International Financial Reporting Standards ("IFRS") are also at risk if returns are not sufficient to allow amortization of deferred policyholder acquisition costs, which could impact our reported net income as well as shareholders' equity. Volatile or poor market conditions may also significantly reduce the demand for some of our savings and investment products, which could lead to lower sales and net income. Deteriorating general economic conditions have led to and may again result in significant decreases in the value of our equity investments. Equity markets fell markedly in 2008 due to the turmoil in credit markets and the worldwide recession, leading to a recognition of impairment losses on equity securities held in general account of EUR 203 million (2007: EUR 45 million; 2006: EUR 36 million).

Interest rate risk

Interest rate volatility or sustained low interest rate levels may adversely affect our profitability and shareholders' equity.

        In periods of rapidly increasing interest rates, policy loans, surrenders and withdrawals may and usually do increase. Premiums in flexible premium policies may decrease as policyholders seek investments with higher perceived returns. This activity may result in cash payments by us requiring the sale of invested assets at a time when the prices of those assets are affected adversely by the increase in market interest rates. This may result in realized investment losses. These cash payments to policyholders also result in a decrease in total invested assets and net income. Early withdrawals may also require accelerated amortization of deferred policy acquisition costs, which in turn reduces net income.

        During periods of sustained low interest rates, we may not be able to preserve margins as a result of minimum interest rate guarantees and minimum guaranteed crediting rates provided in policies. Also, investment earnings may be lower because the interest earnings on new fixed-income investments are likely to have declined with the market interest rates. Life insurance and annuity products may be relatively more attractive to consumers, resulting in increased premium payments on products with flexible premium features and a higher percentage of insurance policies remaining in force year to year. Mortgages and redeemable bonds in the investment portfolio are more likely to be repaid as borrowers seek to refinance at lower interest rates and we may be required to reinvest the proceeds in securities bearing lower interest rates. Risk is heightened in the current market and economic environment in which certain securities may be unavailable. Accordingly, net income may decline as a result of a decrease in the spread between returns on the investment portfolio and the interest rates either credited to policyholders or assumed in reserves.

        If interest rates rise there may be unrealized losses on some of our assets that will be recorded as negative income under IFRS. This is inconsistent with the IFRS accounting on much of our liabilities, where corresponding unrealized gains when interest rates rise do not affect income in the shorter term. Over time, the short-term reduction in income due to rising interest rates would be offset by higher income in later years, all else being equal.

        Base interest rates set by central banks and government treasuries fell significantly in 2008 in an attempt to free up the credit markets and soften the worldwide recession. Management believes these rates are likely to remain low for the remainder of 2009. However, credit spreads increased in 2008 and remain high.

        The profitability of spread-based business depends in large part upon the ability to manage interest rate spreads, credit risk and other risks inherent in the investment portfolio. We may not be able to successfully manage interest rate spreads or the potential negative impact of those risks. Investment income from general account fixed income investments for the years 2006, 2007 and 2008 was EUR 7.0 billion, EUR 7.1 billion and EUR 6.7 billion, respectively. The value of the related general account fixed income investment portfolio at the end of the years 2006, 2007 and 2008 was EUR 126 billion, EUR 126 billion and EUR 125 billion, respectively.

        See Item 18.4, "Quantitative and Qualitative Disclosure about Market Risk", in the Annual Report for detailed sensitivity analyses.

Currency exchange rate risk

Fluctuations in currency exchange rates may affect our reported results of operations.

        As an international group, we are subject to foreign currency translation risk. Foreign currency exposure also exists when policies are denominated in currencies other than the issuer's functional currency. Currency risk in the investment portfolios backing insurance and investment liabilities are managed using asset liability matching principles. Assets allocated to equity are kept in local currencies to the extent shareholders' equity is required to satisfy regulatory and our self-imposed capital requirements. Therefore, currency exchange rate fluctuations may affect the level of our consolidated shareholders' equity as a result of translation of the equity of our subsidiaries into euro, our reporting currency. We hold the remainder of our capital base (capital securities, subordinated and senior debt) in various currencies in amounts that are targeted to correspond to the book value of our operating units. This balancing is intended to mitigate currency translation impacts on equity and leverage ratios. We may also hedge the expected dividends from our principal operating units that maintain their equity in currencies other than the euro. To the extent these expected dividends are not hedged or actual dividends vary from expected, our net income and shareholders' equity may fluctuate. As we have significant business segments in the Americas and in the United Kingdom, the principal sources of exposure from currency fluctuations are from the differences between the US dollar and the euro and between the UK pound and the euro. We may experience significant changes in net income and shareholders' equity because of these fluctuations.

        Direct currency speculation or program trading is not permitted at our operating units unless explicit approval is granted by appropriately authorized senior management.

        The exchange rates between our primary operating currencies (US dollar, euro and UK pound) fluctuated widely during 2008. The US dollar to euro exchange rate fluctuated by as much as 15% over the year but finished little changed from the start of 2008. The UK pound fell to record lows against the euro.

        For the Americas segment, which primarily conducts its business in US dollars, total revenues and net loss in 2008 amounted to EUR 13 billion and EUR 1,379 million, respectively. For the United Kingdom segment, which primarily conducts its business in UK pounds, total revenues and net income in 2008 amounted to EUR 12 billion and EUR 80 million, respectively. On a consolidated basis, these two segments represented 73% of the total revenues and 120% of the net loss for the year 2008. Additionally, we borrow in various currencies to hedge the currency exposure arising from our operations. As of December 31, 2008 we have borrowed or swapped amounts in proportion to the currency mix of capital in units, which was denominated approximately 50% in US dollars, 35% in euro, 10% in UK pounds and 5% in Canadian dollars.

Liquidity risk

Illiquidity of certain investment assets may prevent us from selling investments at fair prices in a timely manner.

        Liquidity risk is inherent in much of our business. Each asset purchased and liability sold has liquidity characteristics that are unique. Some liabilities are surrenderable while some assets, such as privately placed loans, mortgage loans, real estate and limited partnership interests, have low liquidity. Consistent with the latter half of 2007, 2008 was characterized by adverse market conditions generally affecting the value and liquidity of assets and in particular asset-backed securities. These conditions were exacerbated by the sharp reduction in demand for most global financial assets that began toward the end of the third quarter of 2008. Due to the current reduced liquidity in capital markets, we may be unable to sell or buy significant volumes of assets at quoted prices. In addition, any securities we issue of significant volume may be issued at higher financing costs due to these current impaired liquidity conditions. Although we manage our liquidity position for extreme events, including greatly reduced liquidity in capital markets, if these conditions were to persist for an extended period of time, we may need to sell assets to meet our insurance obligations while still in this impaired liquidity market. Approximately 35% of our general account investments are less liquid.

Underwriting risk

Differences between actual claims experience and underwriting and reserve assumptions may require liabilities to be increased.

        Our earnings depend significantly upon the extent to which actual claims experience is consistent with the assumptions used in setting the prices for our products and establishing the technical liabilities for expected claims. To the extent that actual claims experience is less favorable than the underlying assumptions used in establishing such liabilities, our income would be reduced. Furthermore, if the less favorable claims experience were expected to be a sustained trend, we may be required to increase liabilities for other related products, which could reduce our income. In addition, certain acquisition costs related to the sale of new policies and the purchase of policies already in force have been recorded as assets on the balance sheet and are being amortized into income over time. If the assumptions relating to the future profitability of these policies (such as future claims, investment income and expenses) are not realized, the amortization of these costs could be accelerated and may even require write-offs due to an expectation of unrecoverability. This could have a materially adverse effect on our reported results of operations and financial condition.

        Sources of underwriting risk include policy lapses, policy claims (such as mortality and morbidity) and expenses. In general, we are at risk if policy lapses increase as sometimes we are unable to fully recover up front expenses in selling a product despite the presence of commission recoveries or surrender charges and fees. We sell certain types of policies that are at risk if mortality or morbidity increases, such as term life insurance and accident insurance. We also sell certain other types of policies that are at risk if mortality decreases (longevity risk) such as annuity products. We are also at risk if expenses are higher than assumed by our management.

Other risks

We may be required to increase our statutory reserves for certain of our products.

        The National Association of Insurance Commissioners' ("NAIC") Model Regulation entitled "Valuation of Life Insurance Policies," commonly known as "Regulation XXX," requires insurers in the United States to establish additional statutory reserves for term life insurance policies with long-term premium guarantees. In addition, "The Application of the Valuation of Life Insurance Policies Regulation", commonly known as "Regulation AXXX" requires insurers to establish additional statutory reserves for certain universal life insurance policies with secondary guarantees. Virtually all of our newly issued term and universal life insurance products are now affected by Regulations XXX and AXXX, respectively.

        In response to these regulations, we have implemented reinsurance and capital management actions to mitigate their impact. However, we may not be able to implement actions to mitigate the impact of Regulation XXX and AXXX on future sales of term or universal life insurance products, potentially resulting in an adverse impact on these products and our market position in the life insurance market. Additionally, any change to or repeal of Regulation XXX or AXXX could also reduce the effectiveness of our reinsurance and capital management actions, adversely affecting our life insurance operations.

        For certain of our products, market performance impacts the level of statutory reserves and statutory capital we are required to hold, and may have an adverse effect on returns on capital associated with these products. Capacity for reserve funding available in the marketplace is currently limited as a result of market conditions generally. Our ability to manage efficiently capital and economic reserve levels may be impacted, thereby impacting profitability and return on capital.

A downgrade in our ratings may increase policy surrenders and withdrawals, adversely affect relationships with distributors and negatively affect our results.

        Claims paying ability and financial strength ratings are factors in establishing the competitive position of insurers. A rating downgrade (or the potential for such a downgrade) of us or any of our rated insurance subsidiaries may, among other things, materially increase the number of policy surrenders and withdrawals by policyholders of cash values from their policies. These withdrawals may require the sale of invested assets, including illiquid assets, at a price that may result in realized investment losses. These cash payments to policyholders would result in a decrease in total invested assets and a decrease in net income. Among other things, early withdrawals may also cause us to accelerate amortization of deferred policy acquisition costs, reducing net income.

        In addition, a downgrade may adversely affect relationships with broker-dealers, banks, agents, wholesalers and other distributors of our products and services, which may negatively impact new sales and adversely affect our ability to compete. This would have a materially adverse effect on our business, results of operations and financial condition.

        As of July 31, 2009 the Standard and Poor's ("S&P"), Moody's and Fitch credit rating and rating outlook of AEGON N.V. and the insurance financial strength ratings and ratings outlook of our primary life insurance companies in our major country units were as follows:

	AEGON N.V.	AEGON USA	AEGON NL	AEGON Scottish Equitable
S&P rating	A-	AA-	AA-	AA-
S&P outlook	Negative	Negative	Negative	Negative
Moody's rating	A3	A1	Not rated	Not rated
Moody's outlook	Negative	Negative	Not rated	Not rated
Fitch rating	A	AA	Not rated	Not rated
Fitch outlook	Negative	Negative	Not rated	Not rated

        During 2008, the credit ratings for AEGON remained unchanged, however, the outlook for all three credit ratings was changed to negative. In February and March 2009, Moody's lowered the senior debt rating for AEGON N.V. to A3 with a negative outlook, Fitch lowered its senior debt rating to A with a negative outlook, while S&P lowered its senior debt rating to A- with a negative outlook. At the same time, Moody's and Fitch also lowered the Insurance financial strength ratings of AEGON USA by one notch, to A1 and AA, respectively.

        The rating agencies have recently heightened the level of scrutiny that they apply to financial institutions, have increased the frequency and scope of their credit reviews, have requested additional information from the companies that they rate, and may adjust upward the capital and other requirements employed in the rating agency models for maintenance of certain ratings levels. The outcome of such reviews may have adverse ratings consequences, which could have a material adverse effect on our results of operations and financial condition.

        In late September and early October 2008, each of Fitch Ratings Ltd., Moody's Investor Service, and S&P revised its outlook for the US life insurance sector to negative from stable, citing, among other things, the significant deterioration and volatility in the credit and equity markets, economic and political uncertainty, and the expected impact of realized and unrealized investment losses on life insurers' capital levels and profitability.

        We cannot predict what additional actions rating agencies may take, or what actions we may take in response to the actions of rating agencies, which could adversely affect our business. As with other companies in the financial services industry, our ratings could be downgraded at any time and without notice by any rating agency.

Changes in government regulations in the countries in which we operate may affect profitability.

        Our insurance business is subject to comprehensive regulation and supervision in all countries in which we operate. The primary purpose of such regulation is to protect policyholders, not holders of securities. Changes in existing insurance laws and regulations may affect the way in which we conduct business and the products offered. Changes in pension and employee benefit regulation, social security regulation, financial services regulation, taxation and the regulation of securities products and transactions may adversely affect our ability to sell new policies or claims exposure on existing policies. Additionally, the insurance laws or regulations adopted or amended from time to time may be more restrictive or may result in higher costs than current requirements. The continuing financial markets dislocation may lead to extensive changes in existing laws and regulations, and regulatory frameworks, applicable to our businesses in the countries in which we operate. Changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our financial condition or results of operations.

Litigation and regulatory investigations may adversely affect our business, results of operations and financial condition.

        We face significant risks of litigation and regulatory investigations and actions in connection with activities as an insurer, securities issuer, employer, investment advisor, investor and taxpayer. In recent years, the insurance industry has increasingly been the subject of litigation, investigation and regulatory activity by various governmental and enforcement authorities concerning common industry practices such as the disclosure of contingent commissions and the accounting treatment of finite reinsurance or other non-traditional insurance products. We cannot predict at this time the effect this current trend toward litigation and investigation will have on the insurance industry or our business. Lawsuits, including class actions and regulatory actions, may be difficult to assess or quantify, may seek recovery of very large and/or indeterminate amounts, including punitive and treble damages, and their existence and magnitude may remain unknown for substantial periods of time. A substantial legal liability or a significant regulatory action could have a materially adverse effect on our business, results of operations and financial condition.

Proceedings with and a decision of the European Commission with respect to the measures notified under the EU state aid provisions may have a material adverse affect on our business, results of operations and financial condition.

        As required under European Union state aid rules, the Dutch State notified the European Commission of the issuance by us in December 2008 of EUR 3 billion of non-voting convertible core capital securities to Vereniging AEGON, which was funded by the Dutch State. Last year, the European Commission found the aid provided by the Dutch State to be compatible with the common market, raised no objection against the notified aid and authorized it as emergency intervention in the face of the financial crisis for a period of six months. Emergency intervention is required to be re-evaluated after six months on the basis of a credible and substantiated plan for the long term viability of AEGON. Provided a credible plan is submitted, the authorization of the emergency intervention is automatically prolonged until the European Commission reaches its decision on this viability plan. The European Commission distinguishes between institutions which are fundamentally sound and institutions suffering from more structural solvency problems. Should the European Commission conclude that we do not qualify as a fundamentally sound institution, the European Commission might expect us to take other and additional (restructuring) measures than those currently foreseen in order to find the Dutch State aid compatible with the common market. Should the European Commission conclude that, on the basis of the viability plan or at any time as long as the Dutch State loan to Vereniging AEGON is in place, the Dutch State aid ceases to be compatible with the common market, the European Commission might ultimately oblige the Dutch State to unwind the December 2008 transaction.

        The Dutch State recently submitted a viability plan regarding AEGON to the European Commission, which is evaluating the plan. Due to a lack of sufficient certainty about the application of state aid provided to financial institutions in the context of the current global financial crisis, it is not possible to provide additional specificity on either the timing or likelihood of outcome of the European Commission's evaluation. A failure by the European Commission to reach a final decision on the acceptability of this viability plan within a reasonable timeframe could have a material adverse effect on our business, results of operations and financial condition, primarily due to uncertainty regarding the possible consequences of such a decision.

We may be unable to manage our risks successfully through derivatives.

        We are exposed to currency fluctuations, changes in the fair value of our investments, the impact of interest rate, equity markets and credit spread changes and changes in mortality and longevity. We use common financial derivative instruments such as swaps, options, futures and forward contracts to hedge some of the exposures related to both investments backing insurance products and company borrowings. This is a more pronounced risk to us in view of the stresses suffered by financial institutions and the volatility of credit and equity markets. We may not be able to manage the risks associated with these activities successfully through the use of derivatives. In addition, a counterparty may fail to honor the terms of its derivatives contracts with us. Our inability to manage risks successfully through derivatives or a counterparty's failure to honor its obligations, or the systemic risk that failure is transmitted from counterparty to counterparty, could have a materially adverse effect on our business, results of operations and financial condition.

State statutes and foreign country regulators may limit the aggregate amount of dividends payable by our subsidiaries, thereby limiting our ability to make payments on debt obligations.

        Our ability to make payments on debt obligations and pay certain operating expenses is dependent upon the receipt of dividends from subsidiaries. Certain of these subsidiaries have regulatory restrictions that can limit the payment of dividends.

Changes in accounting policies may affect our reported results and shareholders' equity.

        Since 2005, our financial statements have been prepared and presented in accordance with IFRS as issued by the International Accounting Standards Board and adopted by the European Union. Any future change in these accounting principles may have a significant impact on our reported results, financial condition and shareholders' equity. This includes the level and volatility of reported results and shareholders' equity.

Tax law changes may adversely affect our profitability, as well as the sale and ownership of our products.

        Insurance products enjoy certain tax advantages, particularly in the United States and the Netherlands, which permit the tax deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products under certain conditions and within limits. Taxes on this inside build-up of earnings may not be payable at all and, if payable, generally are due only when the earnings are actually paid.

        The US Congress has, from time to time, considered possible legislation that could make our products less attractive to consumers, including legislation that would reduce or eliminate the deferral of taxation on the accretion of value within certain annuities and life insurance products. In addition, the US Congress passed legislation in 2001 that provided for reductions in the estate tax and the possibility of permanent repeal of the estate tax continues to be discussed. This could have an impact on insurance products and sales in the United States.

        The US Government, as well as state and local governments, also considers from time to time tax law changes that could increase the amount of taxes that we pay. For example, the US Treasury Department and the Internal Revenue Service are expected to propose new regulations regarding the methodology to determine the dividends received deduction ("DRD") related to variable life insurance and annuity contracts. The DRD reduces the amount of dividend income subject to tax and is a significant component of the difference between our effective tax rate and the federal statutory tax rate of 35%. A change in the DRD, including the possible elimination of this deduction, could reduce our consolidated net income.

        Changes to tax laws in the Netherlands at the end of 2005 have reduced the attractiveness of early retirement plans, but tax advantages have been granted from January 1, 2006 for savings products known as Levensloop.

        Any changes in United States or Dutch tax law affecting similar products could have a materially adverse effect on our business, results of operations and financial condition.

Competitive factors may adversely affect our market share.

        Competition in our business segments is based on service, product features, price, commission structure, financial strength, claims paying ability, ratings and name recognition. We face intense competition from a large number of other insurers, as well as noninsurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employers, other group customers, agents and other distributors of insurance and investment products. Consolidation in the global financial services industry can enhance the competitive position of some of our competitors by broadening the range of their products and services, increasing their distribution channels and their access to capital. In addition, development of alternative distribution channels for certain types of insurance and securities products, including through the internet, may result in increasing competition as well as pressure on margins for certain types of products. These competitive pressures could result in increased pricing pressures on a number of products and services, particularly as competitors seek to win market share. This may harm our ability to maintain or increase profitability.

        The adverse market and economic conditions that began in the second half of 2007 and that have continued and worsened since then can be expected to result in changes in the competitive landscape. For example, the financial distress experienced by certain financial services industry participants as a result of such conditions may lead to acquisition opportunities, although our ability or that of our competitors to pursue such opportunities may be limited due to lower earnings, reserve increases, and a lack of access to debt capital markets and other sources of financing. Such conditions may also lead to changes by us or our competitors in product offerings and product pricing that could affect our and their relative sales volumes, market shares and profitability. Additionally, the competitive landscape in which we operate may be further affected by certain government sponsored programs in the United States and similar governmental actions outside of the United States in response to the severe dislocations in financial markets.

        AEGON USA ranked tenth in individual term life sales, fifth in individual universal life sales (source: internal research for the nine months ended September 30, 2008) and twelfth in variable life sales (source: Towers Perrin survey for nine months ended September 30, 2008). AEGON USA ranked third in sales of fixed annuities sold through banks, fourteenth in variable annuities sold through banks and second overall in annuity sales through banks (source: internal research for the nine months ended September 30, 2008) and first in Synthetic Guaranteed Investment Contracts (source: internal research for the nine months ended September 30, 2008). Our major insurance competitors in the United States include American International Group ("AIG"), Hartford, ING, Manulife, Metropolitan Life, Nationwide, New York Life and Prudential.

        In the Netherlands, AEGON is the fourth largest life insurer. AEGON is the largest pension insurer and sixth largest individual life insurer based on gross life premium income (source: Regulatory Returns 2007). We also own the second largest insurance broker in the Netherlands (source: Yearly Report Assurantie Magazine 2008). Our major competitors in the Netherlands include ING, Delta Lloyd, Eureko, ASR Verzekeringen (formerly known as Fortis) and SNS Reaal.

        AEGON UK faces strong competition in all its markets from three key sources: life and pension companies, investment management houses and independent financial adviser firms. Our key competitors in the United Kingdom life and pension market include Aviva, AXA, Friends Provident, Legal and General, Prudential UK and Standard Life. Our main competitors in the UK retail investment market are typically the investment management houses (e.g., Fidelity, Henderson, Merrill Lynch, etc.). The independent financial advisor market is fragmented, with a large number of relatively small firms.

        In Canada, AEGON ranks seventh in overall individual life insurance sales (new business premiums) and fifth in the universal life market (source: LIMRA's Canadian Individual Life Insurance Sales—Third Quarter 2008). Our primary competitors in Canada are: Manulife Financial, Sun Life

Financial, Industrial-Alliance, RBC Life, Canada Life, AIG Life, Empire Life, Equitable and Desjardins.

        AEGON Spain's main competitors are Santander Seguros, Mapfre, Ibercaja, Vidacaixa, Adeslas, Sanitas, Zurich and Asisa. In Hungary, our major competitors include Allianz, Generali-Providencia, ING and OTP-Garancia. In Taiwan, the major competitors of our agency channel are Prudential UK, ING, Prudential US, Manulife and New York Life, while in the bank and broker channels the major competitors are Allianz, Metlife and Cardiff. The main competitors of AEGON-CNOOC in China are AVIVA-COFCO, Allianz, Generali, Heng An Standard and Citic-Prudential.

The default of a major market participant could disrupt the markets.

        The failure of a sufficiently large and influential institution could disrupt securities markets or clearance and settlement systems in our markets. This could cause market declines or volatility. Such a failure could lead to a chain of defaults that could adversely affect us and our contract counterparties. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the insurance industry.

        The experience suffered by AIG in the aftermath of the bankruptcy of Lehman Brothers in September 2008 is an example of this type of risk. Management believes that despite increased attention recently, systemic risk to the markets in which we operate continues to exist, and dislocations caused by the interdependency of financial market participants continues to be a potential source of material adverse changes to our business, results of operations and financial condition.

We may be unable to retain personnel who are key to the business.

        As a global financial services enterprise with a decentralized management structure we rely, to a considerable extent, on the quality of local management in the various countries in which we operate. The success of our operations is dependent, among other things, on our ability to attract and retain highly qualified professional personnel. Competition for key personnel in most countries in which we operate is intense. Our ability to attract and retain key personnel, in particular senior officers, experienced portfolio managers, mutual fund managers and sales executives, is dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent. In connection with the special transaction dated December 1, 2008, among AEGON, Vereniging AEGON and the State of the Netherlands securing the provision of capital to AEGON by the State of the Netherlands, we agreed to develop a sustainable remuneration policy for the Executive Board and Senior Management that is aligned to new international standards. We also agreed to amend the employment agreements of the present members of its Executive Board in such a way that no member will be entitled to any performance-related remuneration for the year 2008 and no member will upon termination of his employment be entitled to any severance payment in excess of one year's fixed salary. Likewise, we agreed not to enter into new employment agreements with new or existing Executive Board members that are not in line with the foregoing, as long as the loan provided by the State of the Netherlands to Vereniging AEGON has not been redeemed. These restrictions, alone or in combination with the other factors described above, could adversely affect our ability to hire and retain qualified employees.

Judgments of US courts are not enforceable against us in Dutch courts.

        The United States and the Netherlands do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Judgments of US courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Dutch courts. Therefore, our shareholders that obtain a judgment against us in the United States may not be able to require us to pay the amount of the judgment unless a competent court in the Netherlands gives binding effect to the judgment. It may, however, be possible for a US investor to bring an original action in a Dutch court to enforce liabilities against us, our affiliates, directors, officers or any expert named therein who reside outside the United States, based upon the US federal securities laws.

Reinsurers to whom we have ceded risk may fail to meet their obligations.

        Our insurance subsidiaries cede premiums to other insurers under various agreements that cover individual risks, group risks or defined blocks of business, on a co-insurance, yearly renewable term, excess or catastrophe excess basis. These reinsurance agreements spread the risk and minimize the effect of losses. The amount of each risk retained depends on evaluation of the specific risk, which is subject, in certain circumstances, to maximum limits based on the characteristics of coverage. Under the terms of the reinsurance agreements the reinsurer agrees to reimburse for the ceded amount in the event the claim is paid. However, our insurance subsidiaries remain liable to their policyholders with respect to ceded insurance if any reinsurer fails to meet the obligations assumed by it. See Item 18, "Financial Statements—Schedule to Financial Statements—Reinsurance" in the Annual Report for a table showing life insurance in force amounts on a direct, assumed and ceded basis for 2006, 2007 and 2008. See also Item 18, "Financial Statements", Note 18.11 in the Annual Report for the amount of reinsurance assets at each balance sheet date for reinsurance ceded.

        In accordance with industry practices, we reinsure a portion of our life insurance exposure with unaffiliated insurance companies under traditional indemnity reinsurance arrangements. Approximately 33% of our total direct and assumed (for which we act as a reinsurer for others) life insurance in force is ceded to other insurers. In the United States, Transamerica Reinsurance retrocedes a significant portion of the risk it assumes. The major reinsurers of AEGON USA are Munich American Reassurance Company, RGA Reinsurance Company, Swiss Re and US Branch Sunlife Assurance Company of Canada. AEGON Canada's major reinsurers are Munich Re, RGA and Swiss Re. The major reinsurers of AEGON UK include GE Frankona, Munich Re, RGA, Swiss Re and XL Re. The major reinsurer for life insurance for AEGON the Netherlands is Swiss Re and for non-life insurance are Munich Re, Partners Re and Swiss Re. The major reinsurers of AEGON Hungary for non-life insurance are Swiss Re, Munich Re and Hannover Re and for life insurance are Munich Re and RGA. AEGON Spain's major reinsurers are General Re, Nacional de Reaseguros, Scor Life, RGA and Swiss Re. AEGON Taiwan's major reinsurers are Swiss Re, Hannover Re, General Re and the local Central Reinsurance Corporation. AEGON China's major reinsurers are General Re, Munich Re and Swiss Re.

Reinsurance may not be available, affordable or adequate to protect us against losses.

        As part of our overall risk and capacity management strategy we purchase reinsurance for certain risks underwritten by our various business segments. Market conditions beyond our control determine the availability and cost of the reinsurance protection we purchase. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business.

We may have difficulty managing our expanding operations and we may not be successful in acquiring new businesses or divesting existing operations.

        In recent years we have made a number of acquisitions and divestitures around the world and may make further acquisitions and divestitures in the future. Growth by acquisition involves risks that could adversely affect our operating results and financial condition. These include the potential diversion of financial and management resources from existing operations; difficulties in assimilating the operations, technologies, products and personnel of the acquired company; significant delays in completing the integration of acquired companies; the potential loss of key employees or customers of the acquired company; potential losses from unanticipated litigation; and tax and accounting issues.

        Our acquisitions could result in additional indebtedness, costs, contingent liabilities and impairment expenses related to goodwill and other intangible assets. In addition, they may divert management's attention and other resources. Divestitures of existing operations could result in us assuming or retaining certain contingent liabilities. All of the foregoing could adversely affect our businesses, results of operations and financial condition. Future acquisitions may also have a dilutive effect on the ownership and voting percentages of existing shareholders. There can be no assurance that we will successfully identify suitable acquisition candidates or that we will properly value acquisitions made. We are unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed once negotiations have commenced.

Catastrophic events, which are often unpredictable by nature, could result in material losses and abruptly and significantly interrupt our business activities.

        Our operating results and financial position can be adversely affected by volatile natural and man-made disasters such as hurricanes, windstorms, earthquakes, terrorism, riots, fires and explosions, pandemic disease and other catastrophes. Over the past several years changing weather patterns and climatic conditions have added to the unpredictability and frequency of natural disasters in certain parts of the world and created additional uncertainty as to future trends and exposure. Generally, we seek to reduce our exposure to these events through individual risk selection, monitoring risk accumulation and purchasing reinsurance. However, such events could lead to considerable financial loss to our business. Furthermore, natural disasters, terrorism and fires could disrupt our operations and result in significant loss of property, key personnel and information about our clients and us. If our business continuity plans have not included effective contingencies for such events they could adversely affect our business, results of operations, corporate reputation and financial condition for a substantial period of time.

We regularly develop new financial products to remain competitive in our markets and to meet the expectations of our clients. If clients do not achieve expected returns on those products, we may be confronted with legal claims, pressure groups and negative publicity.

        We may face claims from customers and adverse negative publicity if our products result in losses or fail to result in expected gains, regardless of the suitability of products for customers or the adequacy of the disclosure provided to customers by us and by the intermediaries who distribute our products. New products that are less well understood and that have less of a historical performance track record may be more likely to be the subject of such claims. Any such claims could have a materially adverse effect on our results of operations, corporate reputation and financial condition.

Our operations support complex transactions and are highly dependent on the proper functioning of information technology and communication systems. Any failure of our information technology or communications systems may result in a material adverse effect on our results of operations and corporate reputation.

        While systems and processes are designed to support complex transactions and to avoid systems failure, fraud, information security failures, processing errors and breaches of regulation, any failure could lead to a materially adverse effect on our results of operations and corporate reputation. In addition, we must commit significant resources to maintain and enhance our existing systems in order to keep pace with industry standards and customer preferences. If we fail to keep up-to-date information systems, we may not be able to rely on accurate information for product pricing, risk management and underwriting decisions.

Inadequate or failed processes or systems, human factors or external events could adversely affect our profitability, reputation or operational effectiveness.

        Operational risk is inherent in our business and can manifest itself in many ways, including business interruption, poor vendor performance, information systems malfunctions or failures, regulatory breaches, human errors, employee misconduct, and/or internal and external fraud. These events can potentially result in financial loss, harm to our reputation and hinder our operational effectiveness. Management attempts to control these risks and keep operational risk at appropriate levels by maintaining a well-controlled environment and sound policies and practices. Notwithstanding these control measures, however, operational risk is part of the business environment in which we operate and is inherent in our size as well as our geographic diversity and the scope of the businesses we operate. Our risk management activities cannot anticipate every economic and financial outcome or the specifics and timing of such outcomes. We may incur losses from time to time due to these types of risks.

RISKS RELATING TO THE COMMON SHARES

Our share price could be volatile and could drop unexpectedly, making it difficult for investors to resell our common shares at or above the price paid.

        The price at which our common shares trade will be influenced by a large number of factors, some of which will be specific to us and our operations and some of which will be related to the insurance industry and equity markets in general. As a result of these factors, investors may not be able to resell their common shares at or above the price paid for them. In particular, the following factors, in addition to other risk factors described in this section, may have a material impact on the market price of our common shares:

  •
  Investor perception of us as a company;

  •
  Actual or anticipated fluctuations in our revenues or operating results;

  •
  Announcement of intended acquisitions, disposals or financings, or speculation about such acquisitions, disposals or financings;

  •
  Changes in our dividend policy, which could result from changes in our cash flow and capital position;

  •
  Sales of blocks of our shares by significant shareholders, including Vereniging AEGON;

  •
  Price and timing of any refinancing or conversion of our convertible core capital securities;

  •
  A downgrade or rumored downgrade of our credit or financial strength ratings, including placement on credit watch;

  •
  Potential litigation involving us or the insurance industry in general;

  •
  Changes in financial estimates and recommendations by securities research analysts;

  •
  Fluctuations in capital markets including foreign exchange rates, interest rates and equity markets;

  •
  The performance of other companies in the insurance sector;

  •
  Regulatory developments in the Netherlands, the United States, Canada, the United Kingdom and other Countries;

  •
  International political and economic conditions, including the effects of terrorist attacks, military operations and other developments stemming from such events and the uncertainty related to these developments;

  •
  News or analyst reports related to markets or industries in which we operate; and

  •
  General insurance market conditions.

        A table with historical information about the high and low closing sales prices of our common shares on Euronext Amsterdam and the NYSE is included under "Price Range of the Common Shares" on page S-22 of this prospectus supplement.

We and our significant shareholders may offer (additional) common shares in the future, and these and other sales may adversely affect the market price of the outstanding common shares.

        It is possible that we may decide to offer additional common shares in the future, for example, to effect an acquisition. In connection with Vereniging AEGON's refinancing in September 2002, it entered into an equity repurchase facility ("Repo Facility") and a back-up credit facility ("Back-up Facility") (both facilities were updated in April 2005). As is customary in these repurchase agreements, if sufficient collateral is not maintained by Vereniging AEGON (which in this case is based on the number of common shares and the prevailing share price) and amounts are not available under the Back-up Facility, the lenders under the Repo Facility may dispose of our common shares held by them under the Repo Facility in order to satisfy amounts outstanding. An additional offering of common shares by us, sales of common shares by significant shareholders or by lenders to Vereniging AEGON, or the public perception that an offering or such sales may occur, could have an adverse effect on the market price of our common shares. As of December 31, 2008, the total authorized share capital of AEGON consisted of 3,000,000,000 common shares, par value euro 0.12 per share, and 1,000,000,000 preferred shares A and B, par value euro 0.25 per share. All our outstanding common shares are freely tradable, and all shareholders, including large shareholders such as Vereniging AEGON, are free to resell their shares at any time.

The convertible core capital securities recently issued to Vereniging AEGON may be converted into common shares and dilute existing common shareholders.

        On December 1, 2008, we issued new convertible core capital securities to Vereniging AEGON as part of the special transaction securing the provision of capital to us by the State of the Netherlands via Vereniging AEGON. The terms of the convertible core capital securities permit us, on or after December 1, 2011, to convert any or all of the convertible core capital securities into common shares on a one-for-one basis. Any conversion to common shares would dilute existing common shareholders. If we exercise our conversion right, Vereniging AEGON may opt to require us to redeem the convertible core capital securities on the conversion date.

Vereniging AEGON, our major shareholder, holds a large percentage of the voting shares and therefore has significant influence over our corporate actions.

        Prior to September 2002, Vereniging AEGON beneficially owned approximately 52% of the voting shares and thus held voting control over AEGON. In September 2002, Vereniging AEGON reduced its beneficial ownership to approximately 33% of the voting shares (excluding issued common shares held in treasury by AEGON). Pursuant to the 1983 Merger Agreement between AEGON and Vereniging AEGON, as amended, in case of an issuance of shares by AEGON, Vereniging AEGON may purchase as many class B preferred shares as would enable it to prevent or correct a dilution to below its actual percentage of the voting shares, unless Vereniging AEGON as a result of exercising these option rights would increase its voting power to more than 33%. The option granted to Vereniging AEGON permits it to purchase class B preferred shares up to a maximum of the non-issued part of the class B preferred shares included from time to time in AEGON's authorized capital if necessary to prevent or correct such dilution. The class B preferred shares would then be issued at par value (euro 0.25), unless a higher price is agreed. In the years 2003 through 2007, a total of 35,170,000 class B preferred shares were issued under these option rights. In 2008, no option rights existed.

        In addition, we have implemented certain changes to our corporate governance structure and the relationship with Vereniging AEGON pursuant to which Vereniging AEGON has voluntarily waived its right to cast 25/12 votes per class A or class B preferred share. Consequently, under normal circumstances Vereniging AEGON's voting power, based on the current numbers of outstanding and voting shares, is reduced to approximately 23.7% of the votes exercisable in the General Meeting of Shareholders. However, this reduction in voting percentage is not applicable in all circumstances. In certain limited circumstances at the sole discretion of Vereniging AEGON (such as the acquisition of 15% of the voting shares, a tender offer for shares or a proposed business combination, each by any person or group of persons, whether individually or acting as a group, other than in a transaction approved by the Executive Board and Supervisory Board), Vereniging AEGON's voting rights for a limited period of 6 months will increase to a percentage that currently amounts to 33.8%. Consequently, Vereniging AEGON may have substantial influence on the outcome of corporate actions requiring shareholder approval, including:

  •
  Adopting amendments to the Articles of Incorporation;

  •
  Adopting the annual accounts;

  •
  Approving a consolidation or liquidation;

  •
  Approving a tender offer, merger, sale of all or substantially all of the assets or other business combination;

  •
  In particular during the periods when Vereniging AEGON is entitled to exercise its increased voting rights, it will generally have sufficient voting power to veto certain decisions presented to the General Meeting of Shareholders, including any proposal relating to the following matters:

  (1)
  Rejecting binding Supervisory Board nominations for membership on the Supervisory Board and Executive Board;

  (2)
  Appointing an Executive Board or Supervisory Board member other than pursuant to Supervisory Board nomination; and

  (3)
  Suspending or removing an Executive Board or Supervisory Board member other than pursuant to a Supervisory Board proposal.

Currency fluctuations may adversely affect the trading prices of our common shares and the value of any cash distributions made.

        Because our common shares listed on Euronext Amsterdam are quoted in euros and our common shares listed on the NYSE are quoted in US dollars, fluctuations in exchange rates between the euro and the US dollar may affect the value of our common shares. In addition, we declare cash dividends in euros, but pay cash dividends, if any, on our shares of New York registry in US dollars based on an exchange rate set the business day following the shareholder meeting approving the dividend. As a result, fluctuations in exchange rates may affect the value of any cash dividends paid.

Convertible securities (or other securities that permit or require us to satisfy our obligations by issuing common shares) that we may issue could influence the market price for our common shares.

        Any market that develops for convertible securities or other securities that permit or require us to satisfy obligations by issuing common shares that we have issued or may issue in the future would be likely to influence, and be influenced by, the market for our common shares. For example, the price of our common shares could become more volatile and could be depressed by investors' anticipation of the potential resale in the market of substantial amounts of our common shares received at maturity. Our common shares could also be depressed by the acceleration of any convertible securities (or other such securities) that we have issued by investors who view such convertible securities (or other such securities) as a more attractive means of participation in our equity. Negative results could also be produced by hedging or arbitrage trading activity that may develop involving such convertible securities (or other such securities) and our common shares. Any such developments could negatively affect the value of our common shares.

USE OF PROCEEDS

        We estimate that the net proceeds from the offering before deducting expenses will be approximately $            . We currently intend to apply the net proceeds of the offering to redeem up to €1 billion of the total €3 billion of our core capital securities prior to December 1, 2009. The core capital securities were purchased from us by Vereniging AEGON, our largest shareholder, on December 1, 2008 using funds provided by the Dutch State. Any redemption would be subject to the prior consent of the Dutch Central Bank and the approval of our executive board. Our executive board will decide on any redemption in its sole discretion, depending on its assessment of our capital position and the outlook for the economy and financial markets not deteriorating materially.

        We would effect the redemption by exercising our option to repurchase up to 250 million of our core capital securities prior to December 1, 2009 at a price of between €4.00 and €4.52 per core capital security, depending on both the price of our common shares and the timing of the repurchase. Repurchasing core capital securities by December 1, 2009 would permit us to avoid having to pay €6.00 per security after December 1, 2009. In addition, we would not be required to pay future coupons of at least 8.5% per annum on the repurchased amount. For further details about our core capital securities, see Item 10C of the Annual Report.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports with and furnish other information to the US Securities and Exchange Commission ("SEC"). You may read and copy any document that we have filed with or furnished to the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

        As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that:

  •
  incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

  •
  we can disclose important information to you by referring you to those documents;

  •
  information that we file with the SEC after the date of this prospectus supplement that is incorporated by reference in this prospectus supplement and the accompanying prospectus automatically updates and supersedes this prospectus supplement and the accompanying prospectus; and

  •
  information that is more recent that is included in this prospectus supplement and the accompanying prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus supplement.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below:

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2008;

  •
  Report on Form 6-K furnished to the SEC on April 22, 2009 relating to resolutions passed at the annual general meeting of shareholders of AEGON N.V.;

  •
  Report on Form 6-K furnished to the SEC on April 22, 2009 relating to the sale of our Taiwanese life insurance activities;

  •
  Report on Form 6-K furnished to the SEC on April 24, 2009 relating to our issue of €1 billion of 7% senior unsecured notes;

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  Report on Form 6-K furnished to the SEC on July 13, 2009 relating to an agreement to reduce charges on unit-linked insurance policies in the Netherlands;

  •
  Report on Form 6-K furnished to the SEC on August 13, 2009 with a modified version of AEGON's Embedded Value 2008 Report;

  •
  Report on Form 6-K furnished to the SEC on August 13, 2009 with a presentation of our first quarter 2009 financial results, intended solely for incorporation into the registration statement of which this prospectus supplement forms a part;

  •
  Report on Form 6-K furnished to the SEC on August 13, 2009 with a presentation of our second quarter 2009 financial results, intended solely for incorporation into the registration statement of which this prospectus supplement forms a part;

  •
  Report on Form 6-K furnished to the SEC on August 13, 2009 with our unaudited condensed consolidated interim financial statements for the six month period ended June 30, 2009;

  •
  each of the following documents that we file with or furnish to the SEC after the date of this prospectus supplement from now until we terminate the offering of securities under this prospectus supplement, the accompanying prospectus and the registration statement:

  •
  reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act, and

  •
  reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus supplement or the accompanying prospectus.

        These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations AEGON N.V. P.O. Box 202 2501 CE The Hague the Netherlands Tel: 011-31-70-344-8305 Fax: 011-31-70-383-2773 E-mail: groupir@aegon.com	Investor Relations AEGON USA, Inc. 1111 North Charles Street Baltimore, MD 21201 USA Tel: 1-410-576-4577 Fax: 1-410-347-8685 E-mail: ir@aegonusa.com

 CAPITALIZATION

        The following table sets forth our consolidated capitalization (a) as of June 30, 2009 and (b) as of June 30, 2009, as adjusted to give effect to the offering of common shares and use of the net proceeds therefrom. It is important that you read this table in conjunction with, and it is qualified by reference to, "Selected Historical Financial Data" and the historical financial statements and related notes in the Annual Report, including the section "Operating and Financial Review and Prospects", as well as in the information relating to our results for the six months ended June 30, 2009 furnished to the SEC on August 13, 2009 on Form 6-K solely for incorporation into the registration statement of which this prospectus supplement forms a part.

        The following table uses financial information derived from accounting policies based on IFRS.

	As of June 30, 2009
	Actual	Adjusted
	(unaudited)
	(in millions of €)
Preferred shares par value(1)(2)	62	62
Common shares par value(2)	189
Surplus funds(3)	7,391

Shareholders' equity	7,642
Convertible core capital securities(1)	3,000	3,000
Share options	58	58
Junior perpetual capital securities	4,192	4,192
Perpetual cumulative subordinated bonds	453	453
Minority interest	7	7

Group equity	15,352
Trust pass-through securities	137	137
Subordinated borrowings	8	8
Senior borrowings related to insurance activities(4)	741	741

Total capital base	16,838

(1)
Vereniging AEGON holds all of our issued preferred shares and convertible core capital securities.

(2)
On July 31, 2009, our total authorized share capital consisted of 3,000,000,000 common shares with a par value of €0.12 per share and 1,000,000,000 class A and class B preferred shares, each with a par value of €0.25 per share. At the same date, there were 1,578,227,139 common shares, 211,680,000 class A preferred shares and 35,170,000 class B preferred shares issued. All of our issued shares are fully paid-up. As of July 31, 2009, AEGON N.V. held 60,225,871 common shares as treasury shares.

(3)
The change in surplus funds results from a €            increase in paid-in capital due to                  .

(4)
Unless and until we redeem a portion of our convertible core capital securities as described under "Use of Proceeds" on page S-18, the net proceeds of the offering will reduce the amount of our senior borrowings related to insurance activities.

SELECTED HISTORICAL FINANCIAL DATA

        In the table below, we provide you with our summary historical financial data. We have prepared this information using our consolidated financial statements for the five years ended December 31, 2008 and the six months ended June 30, 2008 and 2009. The financial statements for the five fiscal years ended December 31, 2008 have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm. These financial statements do not give effect to the required retrospective application of International Financial Reporting Standard 8, Operating Segments and International Accounting Standard 1 (revised), Presentation of Financial Statements, adopted by AEGON effective January 1, 2009. The selected consolidated financial data for the six months ended June 30, 2008 and 2009 have been derived from our unaudited consolidated financial statements, which have been prepared on the same basis as our audited financial statements (with the exception of the adoption of IFRS 8 and IAS 1 (revised), effective January 1, 2009) and, in the opinion of our management, reflect all normal recurring adjustments necessary for a fair presentation of our financial position and results of operations as of the end of and for such periods. The results for the six months ended June 30, 2009 may not be indicative of the operating results to be expected for the entire year.

        Our consolidated financial statements are prepared in accordance with International Financial Reporting Standards as adopted by the European Union and with International Financial Reporting Standards as issued by the International Accounting Standards Board.

        When you read this summary historical financial data, it is important that you read it in conjunction with, and it is qualified by reference to, the historical financial statements and related notes in the Annual Report, including the section titled "Operating and Financial Review and Prospects", as well as in the information relating to our results for the six months ended June 30, 2009 furnished to the SEC on Form 6-K and incorporated by reference in this prospectus.

        All per share amounts have been calculated based on the weighted average number of common shares outstanding after giving effect to all stock dividends through June 30, 2009.

	As of and for the six months ended June 30,		As of and for the year ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(in millions EUR, except per share amounts)
Consolidated income statement information:
Amounts based upon IFRS(1)
Premium income	10,540	11,907	22,409	26,900	24,570	18,882	18,329
Investment income	4,441	4,858	9,965	10,457	10,376	9,937	9,339
Total revenues(2)	15,762	17,626	34,082	39,271	36,615	30,336	29,300
Income/(loss) before tax	(793)	560	(1,061)	3,077	3,971	2,796	2,441
Net income/(loss)	(334)	429	(1,082)	2,551	3,169	2,147	2,010
Net income (loss) per common share(3)
Basic	(0.36)	0.15	(0.92)	1.47	1.87	1.25	1.22
Diluted	(0.36)	0.15	(0.92)	1.47	1.86	1.25	1.22
Consolidated balance sheet information:
Amounts based upon IFRS(1)
Total assets	285,443	295,896	287,259	314,120	314,813	311,215	286,692
Insurance and investment contracts	240,243	245,298	240,030	266,735	262,052	264,334	223,969
Trust pass-through securities and (subordinated) borrowings(4)	6,847	4,998	4,824	5,152	4,395	5,014	5,295
Shareholders' equity	7,642	11,621	6,055	15,151	18,605	18,715	14,458
	(in thousands)
Number of common shares:
Balance at January 1	1,578,227	1,636,545	1,636,545	1,622,927	1,598,977	1,552,685	1,514,378
Stock dividends	—	17,827	41,452	25,218	23,950	46,292	38,307
Share withdrawal	—	—	(99,770)	(11,600)	—	—	—
Balance at end of period	1,578,227	1,654,372	1,578,227	1,636,545	1,622,927	1,598,977	1,552,685

(1)
In accordance with IFRS the receipts related to investment-type annuity products and investment contracts are not reported as revenue.

(2)
Per share data has been calculated based on the weighted average number of common shares outstanding after giving effect to all stock dividends, stock splits and share repurchases. Diluted per share data gives effect to all dilutive securities.

(3)
Excludes bank overdrafts.

Share Capital

DESCRIPTION OF SHARE CAPITAL

        As of July 31, 2009, our total authorized share capital consisted of 3,000,000,000 common shares with a par value of €0.12 per share and 1,000,000,000 class A and class B preferred shares, each with a par value of €0.25 per share. At the same date, there were 1,578,227,139 common shares, 211,680,000 class A preferred shares and 35,170,000 class B preferred shares issued. Of the issued common shares, 60,225,871 common shares were held by AEGON N.V. as treasury shares.

        All of our common shares and preferred shares are fully paid and not subject to calls for additional payments of any kind. All of our common shares are registered shares. Holders of shares of New York registry hold their common shares in registered form issued by our New York transfer agent on our behalf. Shares of New York registry and shares of Netherlands registry are exchangeable on a one-to-one basis and are entitled to the same rights, except that cash dividends are paid in US dollars on shares of New York registry.

        As of July 31, 2009, 198,023,204 common shares were held in the form of New York Registry shares. As of July 31, 2009, there were approximately 25,672 record holders resident in the United States, of our New York Registry shares.

HOLDINGS OF VERENIGING AEGON

        As of July 31, 2009, Vereniging AEGON held approximately 10.9% of the common shares and 100% of the preferred shares of AEGON N.V. These holdings give Vereniging AEGON approximately 23.7% of AEGON N.V.'s voting shares. In the event of a "special cause," as described under "Description of Share Capital and Articles of Incorporation of AEGON N.V.—Voting Rights and Appointment of AEGON Supervisory and AEGON Executive Boards", Vereniging AEGON's voting rights will increase to approximately 33.8% for up to six months per "special cause." Vereniging AEGON is a membership association under Dutch law. One of the principal characteristics of a membership association is that it has no share capital. The objective of Vereniging AEGON is the balanced representation of the interests of AEGON N.V. and all of its stockholders, AEGON Group companies, insured parties, employees and other constituencies of the AEGON Group.

        The table below shows the ownership percentage of Vereniging AEGON as of July 31, 2009.

Title of Class	Number Owned	Percent of Class
Common Shares	171,974,055	10.9%
Preferred A Shares	211,680,000	100.0%
Preferred B Shares	35,170,000	100.0%

        In case of an issuance of common shares such as in connection with the offering, Vereniging AEGON has the right to purchase as many of our class B preferred shares as would enable it to prevent or correct a dilution to below its actual percentage of voting shares, unless Vereniging AEGON as a result of exercising these option rights would increase its voting power to more than 33%. For more detail, see "Risk Factors—Risks Relating to the Common Shares—Vereniging AEGON, our major shareholder, holds a large percentage of the voting shares and therefore has significant influence over our corporate actions" on page S-13 of this prospectus supplement.

        We do not expect Vereniging AEGON to participate in the offering, but we do expect the Vereniging AEGON to exercise its right to purchase class B preferred shares as described above. Assuming that Vereniging AEGON will not participate in the offering, but will fully exercise its right to purchase class B preferred shares, Vereniging AEGON would, upon completion of the offering, beneficially own approximately          % of our issued common shares, 100% of our preferred shares and approximately          % of our voting rights and          % in the event of a "special cause".

        In addition to the common shares and preferred shares described above, AEGON issued 750 million new non-voting convertible core capital securities to Vereniging AEGON on December 1, 2008. The purchase of these new securities by Vereniging AEGON was funded by the Dutch State and provided us with additional core capital. The new convertible core capital securities are not part of our authorized share capital, although we may seek to exchange the convertible core capital securities into shares of a new class of substantially identical equity securities in the future. For further information, see "Risk Factors—Risks Relating to the Common Shares—The convertible core capital securities recently issued to Vereniging AEGON may be converted into common shares and dilute existing common shareholders" on page S-13 of this prospectus supplement and Item 10C "Material Contracts" in the Annual Report.

        ABN AMRO Bank N.V. is the transfer agent in the Netherlands and Citibank, N.A. is the registrar and transfer agent in the United States.

DIVIDEND POLICY

        Under Dutch law and our Articles of Incorporation, holders of our common shares are entitled to dividends paid out of the profits remaining, if any, after the creation of a reserve account. First of all, a fixed dividend is paid on the preferred shares, as described below. The AEGON Executive Board may determine the dividend payment date and the dividend record date for the common shares, which may vary for the various kinds of registered shares. The AEGON Executive Board, with the approval of the AEGON Supervisory Board, may also determine the currency or currencies in which the dividends will be paid.

        We may make one or more interim distributions to the holders of common shares and/or to the holders of preferred shares, the latter subject to the maximum dividend amount set forth below.

        If and when we have paid any dividends in the past, we have traditionally paid interim dividends (usually in September) after the release of our six-month results and final dividends (usually in May) upon adoption of the annual accounts at the annual General Meeting of Shareholders.

        On December 1, 2008, Vereniging AEGON purchased 750 million new convertible core capital securities from us with funds provided by the Dutch State. The new convertible core capital securities rank pari passu with our common shares and are entitled to a coupon only in the event and to the extent we elect to pay a dividend on the common shares. We retain the discretion to set our own dividend policy without regard to the new convertible core capital securities.

        In September 2008, we made an interim distribution of €0.30 per common share that was charged to distributable reserves. We did not declare or pay any final dividend or make any final distribution on the common shares for 2008 and we will not declare or pay an interim dividend or make an interim distribution for 2009.

        Holders of common shares historically have been permitted to elect to receive dividends, if any, in cash or in common shares, except for the final dividend for 2002, as distributed in May 2003, which was made in common shares only. For dividends, which holders may elect to receive in either cash or common shares, the value of the stock alternative may differ slightly from the value of the cash option. We pay cash dividends on shares of New York registry in US dollars through Citibank, N.A., our NYSE paying agent, based on the foreign exchange reference rate (the rate based on the daily concertation procedure between central banks as published each working day at 14:15 hours by the European Central Bank) on the business day following the announcement of the interim dividend or on the second business day following the shareholder meeting approving the relevant final dividend.

        The annual dividend on our class A and class B preferred shares is calculated on the basis of the paid-in capital on the preferred shares using a rate equal to the European Central Bank's fixed interest percentage for basic refinancing transactions plus 1.75%, as determined on Euronext Amsterdam's first working day of the financial year to which the dividend relates. Apart from this, no other dividend is paid on the preferred shares. This resulted in a rate of 5.75% for 2008. Applying this rate to the weighted average paid-in capital of our preferred shares during 2008, the total amount of annual distributions we made on our preferred shares for 2008 was EUR 122 million. The rate for annual dividends or distributions, if any, on preferred shares in 2009, as determined on January 2, 2009, would be 4.25% and the annual dividends or distributions, if any, on preferred shares for 2009, based on the paid-in capital on the preferred shares on January 2, 2009, would be EUR 90 million.

PRICE RANGE OF THE COMMON SHARES

        The principal market for our common shares is Euronext Amsterdam. The common shares are also listed on NYSE and the London and Tokyo stock exchanges.

        The following table sets forth, for the calendar periods indicated, the high and low closing sales prices of our common shares on Euronext Amsterdam and the NYSE as reported by Bloomberg.

	Euronext Amsterdam		New York Stock Exchange
	High	Low	High	Low
	(EUR)		(USD)
2004	12.98	8.24	16.12	10.41
2005	14.25	9.63	16.78	12.19
2006	15.56	12.17	18.97	15.24
2007	16.06	11.46	21.90	16.75
2008	11.98	2.68	17.52	3.50
2007
First quarter	15.87	14.33	20.88	18.62
Second quarter	16.06	14.55	21.90	19.43
Third quarter	14.69	12.74	19.95	17.13
Fourth quarter	14.26	11.46	20.66	16.75
2008
First quarter	11.98	8.51	17.52	13.24
Second quarter	10.72	8.33	16.70	12.91
Third quarter	8.65	6.13	13.11	8.78
Fourth quarter	6.48	2.68	8.55	3.50
2009
First quarter	5.41	1.85	7.21	2.30
Second quarter	4.85	3.07	6.88	3.99
Most recent 6 months
February 2009	4.58	2.72	5.91	3.53
March 2009	3.55	1.85	4.97	2.30
April 2009	3.90	3.07	4.75	3.99
May 2009	4.85	3.83	6.88	5.07
June 2009	4.83	3.82	6.73	5.36
July 2009	5.16	3.72	7.41	5.23
August 2009 (through August 10)	5.98	5.43	8.34	7.87

        On Euronext Amsterdam only shares of Netherlands registry may be traded, and on the New York Stock Exchange only shares of New York registry may be traded.

        On August 7, 2009, the noon buying rate for euro as reported by the Federal Reserve Bank of New York was €1.00 = $1.418 (€0.705 = $1.00). On that date, the closing price of the common shares on Euronext Amsterdam was €5.90 and on the NYSE was $8.32.

 TAXATION IN THE NETHERLANDS

        For a description of the material Netherlands tax consequences of owning our common shares, see Item 10E "Taxation in the Netherlands" in our Annual Report on Form 20-F for the year ended December 31, 2008.

TAXATION IN THE UNITED STATES

        For a description of the material US tax consequences of owning our common shares, see Item 10E "Taxation in the United States" in our Annual Report on Form 20-F for the year ended December 31, 2008.

UNDERWRITING

        We intend to offer the common shares through a number of underwriters. J.P. Morgan Securities Ltd., ABN AMRO Bank N.V. and Merrill Lynch International are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the number of common shares listed opposite their names below.

Underwriter	Number of Common Shares
J.P. Morgan Securities Ltd.
ABN AMRO Bank N.V.
Merrill Lynch International
Total

        The underwriters may elect to take delivery of all or a portion of the common shares purchased in the form of shares of Netherlands or New York registry.

        The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the common shares sold pursuant to the underwriting agreement, if any. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the common shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The offering of the common shares in the United States will be made by affiliates of the underwriters that are broker-dealers registered under the Securities Exchange Act of 1934.

        The representatives of the underwriters may be contacted at the following addresses: J.P. Morgan Securities Ltd., 125 London Wall, London EC2Y 5AJ, ABN AMRO Bank N.V., 250 Bishopsgate, London EC2M 4AA, and Merrill Lynch International, Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ.

COMMISSIONS AND DISCOUNTS

        The underwriters have advised us that they propose initially to offer the common shares to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of €        per share of Netherlands registry or $        per share of New York registry. The underwriters may allow, and the dealers may reallow, a discount not in excess of €        per share of Netherlands registry or $         per share of New York registry to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

        The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is €        per share of Netherlands registry and $        per share of New York registry. The following table shows the public offering price per share of Netherlands registry and per share of New York registry, the total underwriting discount to be paid to the underwriters for the offering and our total proceeds before expenses from the offering.

	Per Netherlands Registered Share	Per New York Registered Share(1)	Total(2)
Public offering price	€	$	€
Underwriting discount	€	$	€
Proceeds, before expenses, to us	€	$	€

(1)
Translated at a rate of $            per €1.00.

(2)
Assuming all common shares are sold in the form of shares of Netherlands registry.

        We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $            .

LOCK-UP

        We will agree that, without the prior written consent of J.P. Morgan Securities Ltd., ABN AMRO Bank N.V. and Merrill Lynch International on behalf of the underwriters, we will not, during the period ending 90 days following the pricing of the offering:

  •
  issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares whether any transaction described in this clause or the clause above is to be settled by delivery of common shares or such other securities, in cash or otherwise, or make any announcements regarding the above mentioned transactions.

        The restrictions described in the paragraph above do not apply to:

  •
  the issuance and sale by us of the common shares;

  •
  the issuance, sale, transfer or pledge by us of the common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus;

  •
  the issuance of common shares pursuant to our shareholder dividend policy;

  •
  the issuance of preferred shares to Vereniging AEGON;

  •
  the issuance of options on common shares under our share option plans and the issuance, sale or transfer of any common shares pursuant to these or other equity based employee or producer incentive plans existing on the date of this prospectus supplement or to members of our management board as well as related purchases and sales;

  •
  the transfer, sale, loan or pledge of common shares held by our subsidiaries for investment purposes either for the general account, segregated accounts or accounts for the benefit of policyholders; and

  •
  the exchange or restructuring of our core capital securities issued in December 2008 for shares of a newly authorized class of equity securities of AEGON carrying conversion and other rights substantially identical to the core capital securities as well as any issuance, sale, transfer or pledge of any shares in connection with any such exchange or restructuring.

PRICE STABILIZATION AND SHORT POSITIONS

        In connection with the offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in the offering, and purchasing shares of common stock on the open market to cover positions created by short sales. As the underwriters have no over-allotment option, any short sales will be "naked" shorts. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in the offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        The underwriters may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of the offering to repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market.

        J.P. Morgan Securities Limited is acting as stabilization manager. Stabilizing transactions may be undertaken from the date that the public offering price of the shares is published for a period of thirty days. There is no assurance that stabilizing transactions will be undertaken by the underwriters. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Euronext Amsterdam, the NYSE, in the over-the-counter market or otherwise.

OTHER RELATIONSHIPS

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received, and may receive, customary fees, expenses and commissions for these transactions.

        In connection with the offering, each of the underwriters and any affiliate acting as an investor for its own account may acquire common shares as part of the offering and in that capacity, may retain, purchase or sell shares and any other securities of the Company or other investments for its own account and may offer or sell such securities (or other investments) otherwise than in connection with the offering. References in this prospectus supplement to the common shares being offered or placed should be read as including any offering or placement of common shares to any of the underwriters and any affiliate acting in such capacity. The underwriters do not intend to disclose the extent of any such investments or transactions otherwise than in accordance with any legal or regulatory obligation to do so.

SELLING RESTRICTIONS

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer of common shares that are the subject of the offering contemplated by this prospectus supplement to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer of common shares to the public in that Relevant Member State may be made at any time under the following exceptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

        (a)   to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b)   to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

        (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the other underwriters; or

        (d)   in any other circumstances falling within Article 3(2) of the Prospectus Directive.

        For the purposes of this provision, the expression "an offer of common shares to the public" in relation to any common shares in any Relevant Member State means the communication to persons in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Japan

        The common shares offered by this prospectus have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the "FIEA"). The common shares offered by this prospectus may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The common shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

General

        This prospectus supplement or any other offering document or any publicity or other material relating to the common shares may not be distributed in any country or jurisdiction outside of the United States where such action would (i) result in any violation of applicable law or (ii) cause the issuance of the common shares to be considered an offering to the public under applicable law.

SETTLEMENT

        It is expected that delivery of the common shares will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of pricing of the common shares (such settlement cycle being herein referred to as "T+3"). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade common shares on the date of pricing or the next Business Day will be required, by virtue of the fact that the common shares initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of common shares who wish to trade certificates on the date of pricing or the next Business Day should consult their own advisors.

 LEGAL MATTERS

        Certain matters in connection with the offering will be passed upon for us by Allen & Overy LLP, New York, New York and Amsterdam, the Netherlands. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, London, England and Stibbe N.V., Amsterdam, the Netherlands.

EXPERTS

        Ernst & Young Accountants LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 20-F for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young Accountants LLP's report given on their authority as experts in accounting and auditing.

PROSPECTUS

AEGON N.V.
(a Netherlands public company with limited liability)

and
AEGON Funding Company LLC
(a Delaware limited liability company)

        AEGON N.V. may offer its common shares, senior or subordinated debt securities, including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units for sale through this prospectus.

        AEGON Funding Company LLC may offer senior or subordinated debt securities including debt securities convertible or exchangeable into other securities described in this prospectus, guarantees, warrants, purchase contracts and units, in each case guaranteed by AEGON N.V., for sale through this prospectus.

        We may offer these securities from time to time in one or more offerings through this prospectus. We may also offer any combination of these securities.

        We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement or any pricing supplement and in the registration statement to which they relate before you invest.

        Investing in these securities involves risks. See "Risk Factors" beginning on page 7 of AEGON N.V.'s annual report on Form 20-F for the year ended December 31, 2007 as well as the risk factors included in the applicable prospectus supplement or pricing supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2008.

FORWARD-LOOKING STATEMENTS

        The statements contained and incorporated by reference in this prospectus and any accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believe", "estimate", "intend", "target", "may", "expect", "anticipate", "predict", "project", "counting on", "plan", "continue", "want", "forecast", "should", "would", "is confident" and "will" and similar expressions as they relate to us are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which merely reflect company expectations at the time of writing. Actual results may differ materially from expectations conveyed in forward-looking statements due to changes caused by various risks and uncertainties. Such risks and uncertainties include but are not limited to the following:

  •
  changes in general economic conditions, particularly in the United States, the Netherlands and the United Kingdom;

  •
  changes in the performance of financial markets, including emerging markets, such as with regard to:

  •
  the frequency and severity of defaults by issuers in our fixed income investment portfolios; and

  •
  the effects of corporate bankruptcies and/or accounting restatements on the financial markets and the resulting decline in value of equity and debt securities we hold;

  •
  the frequency and severity of insured loss events;

  •
  changes affecting mortality, morbidity and other factors that may affect the profitability of our insurance products;

  •
  changes affecting interest rate levels and continuing low or rapidly changing interest rate levels;

  •
  changes affecting currency exchange rates, including the euro/U.S. dollar and euro/UK pound exchange rates;

  •
  increasing levels of competition in the United States, the Netherlands, the United Kingdom and emerging markets;

  •
  changes in laws and regulations, particularly those affecting our operations, the products we sell and the attractiveness of certain products to our consumers;

  •
  regulatory changes relating to the insurance industry in the jurisdictions in which we operate;

  •
  acts of God, acts of terrorism, acts of war and pandemics;

  •
  changes in the policies of central banks and/or foreign governments;

  •
  litigation or regulatory action that could require us to pay significant damages or change the way we do business;

  •
  customer responsiveness to both new products and distribution channels;

  •
  competitive, legal, regulatory, or tax changes that affect the distribution cost of or demand for our products;

  •
  our failure to achieve anticipated levels of earnings or operational efficiencies as well as other cost saving initiatives; and

  •
  changes in our reported results of operations or financial condition as a result of preparing our financial statements in accordance with International Financial Reporting Standards.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under "Where You Can Find More Information About Us".

AEGON N.V.

        With roots dating back 150 years, AEGON N.V., through its member companies, which we collectively refer to as "AEGON" or the "AEGON Group", is one of the world's largest listed life insurance and pension companies as ranked by market capitalization and assets with its headquarters in The Hague, the Netherlands. Our common shares are listed on the Official Segment of the stock market of Euronext Amsterdam, the principal market for our common shares, on which they trade under the symbol "AGN". Our common shares are also listed on the New York Stock Exchange under the symbol "AEG", and on the London and Tokyo stock exchanges. AEGON's established markets are the United States, the Netherlands and the United Kingdom. In addition, AEGON is present in over 20 other markets in the Americas, Europe and Asia, including Canada, Mexico, Hungary, Spain, Taiwan, China, Poland, India and a number of other countries with smaller operations. AEGON encourages product innovation and fosters an entrepreneurial spirit within its businesses. New products and services are developed by local business units with a continuous focus on cost control. AEGON uses a multi-brand, multi-channel distribution approach to meet its customers' needs. AEGON faces intense competition from a large number of other insurers, as well as non-insurance financial services companies such as banks, broker-dealers and asset managers, for individual customers, employer and other group customers and agents and other distributors of insurance and investment products.

        The AEGON Group's core business is life insurance, pensions, savings and investment products. The AEGON Group is also active in accident, supplemental health, general insurance and limited banking activities. AEGON's headquarters are located at AEGONplein 50, P.O. Box 85, 2501 CB The Hague, the Netherlands (telephone 011-31-70-344-3210; internet: www.AEGON.com).

AEGON FUNDING COMPANY LLC

        AEGON Funding Company LLC ("AFC") was incorporated on May 21, 1999 under the laws of the State of Delaware under the name AEGON Funding Corp. and was converted from a Delaware corporation to a Delaware limited liability company effective as of April 28, 2008. AFC is an indirect wholly owned subsidiary of AEGON N.V. and has no subsidiaries of its own.

        AFC was established as a financing vehicle to be used to raise funds for the U.S. subsidiaries of AEGON. AFC's registered office is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and the telephone number of this office is 1-302-658-7581.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports with and furnish other information to the U.S. Securities and Exchange Commission (the "SEC"). You may read and copy any document that we have filed with or furnished to the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public through the SEC's web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington, D.C. and in other locations.

INCORPORATION OF CERTAIN INFORMATION WE FILE WITH THE SEC

        As permitted by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that:

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  incorporated documents are considered part of this prospectus; and

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  we can disclose important information to you by referring you to those documents; and

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  information that we file with the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes this prospectus; and

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  information that is more recent that is included in this prospectus automatically updates and supersedes information in documents incorporated by reference with a date earlier than this prospectus.

        We incorporate by reference into this prospectus our documents listed below. Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-10882.

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2007;

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  Report on Form 6-K furnished to the SEC on April 23, 2008, relating to resolutions passed at the annual general meeting of shareholders of AEGON N.V.; and

  •
  each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus and the registration statement:

  •
  reports filed under Section 13(a), 13(c) or 15(d) of the Exchange Act; and

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  reports filed or furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.

        These documents contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also request a copy of these filings (excluding exhibits) at no cost by contacting us as follows:

Investor Relations AEGON N.V. P.O. Box 85 2501 CB The Hague The Netherlands Tel: 011-31-70-344-8305 Fax: 011-31-70-344-8445 E-mail: gca-ir@aegon.com	Investor Relations AEGON USA, Inc. 1111 North Charles Street Baltimore, MD 21201 USA Tel: 1-410-576-4577 Fax: 1-410-347-8685 E-mail: ir@aegonusa.com

        No person is authorized to give any information or represent anything not contained in this prospectus. We are only offering the securities in places where sales of those securities are permitted.

The information contained in this prospectus, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

        AFC does not, and will not, file separate reports with the SEC.

FINANCIAL INFORMATION

        Except as otherwise noted, we present the financial statement amounts in this prospectus and in the documents incorporated by reference in this prospectus in accordance with International Financial Reporting Standards as adopted by the European Union and International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS").

        We have derived the financial data in this prospectus presenting year-end figures from our audited consolidated financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.

        As used in this prospectus, "dollar", "USD" and "$" refer to the U.S. dollar and "euro," "EUR" and "€" refers to the unified currency that was introduced in connection with the European Economic and Monetary Union in the Netherlands and the other participating member states of the European Union on January 1, 1999.

ENFORCEMENT OF CIVIL LIABILITIES

        AEGON N.V. is a Dutch company located in the Netherlands. Many of our directors and officers are residents of the Netherlands or countries other than the United States. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. Federal securities laws:

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  to effect service of process within the United States upon AEGON N.V. and our directors and officers located outside the United States;

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  to enforce in U.S. courts or outside the United States judgments obtained against those persons in U.S. courts;

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  to enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the United States; and

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  to enforce against those persons in the Netherlands, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. Federal securities laws.

        The United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters, except arbitration awards. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely upon the federal securities laws, would not be directly enforceable in the Netherlands. However, if the party in whose favor a final judgment is rendered brings a new suit in a competent court in the Netherlands, such party may submit to the Dutch court the final judgment that has been rendered in the United States. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that proper legal procedures have been observed, the court in the Netherlands would, in principle, give binding effect to the final judgment that has been rendered in the United States unless such judgment contravenes Dutch public policy.

        A shareholder of a company incorporated under the laws of the Netherlands cannot sue individual members of the supervisory board or executive board derivatively; that is, in the name of and for the benefit of AEGON N.V. Moreover, under Dutch law, the duties owed by members of the AEGON Supervisory Board and AEGON Executive Board are owed primarily to AEGON N.V., not to our shareholders. This may limit the rights of the shareholders of a Dutch company to sue members of its supervisory or executive boards. Dutch law does not specifically provide for class action suits, such as a suit by one shareholder for his benefit and the benefit of others similarly situated against a company or its supervisory or executive directors.

USE OF PROCEEDS

        Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, debt repayment and refinancing, capital expenditures and acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated using financial information calculated in accordance with IFRS.

Three Months Ended March 31,		Year Ended December 31,
2008	2007	2007	2006	2005	2004
1.2	1.9	1.7	2.0*	1.7*	1.8*

    *
    All information for 2006, 2005 and 2004 has been adjusted to reflect a change in accounting principles relating to guarantees at AEGON The Netherlands. Please refer to Note 18.2 to our consolidated financial statements for further information.

        For purposes of determining the ratio of earnings to fixed charges, earnings is defined as income before tax plus fixed charges and less dividends on preferred shares and interest on perpetual capital securities. Fixed charges are calculated by adding (1) interest expensed and capitalized, (2) amortized premiums, discounts and capitalized expenses related to indebtedness, (3) interest on fixed annuities, guaranteed investment contracts and savings accounts, (4) dividends on preferred shares and (5) interest on perpetual capital securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION OF AEGON N.V.

        The following is a summary of the terms of AEGON N.V.'s share capital, including brief descriptions of provisions contained in AEGON N.V.'s articles of incorporation, as last amended on May 3, 2007. These summaries and descriptions do not purport to be complete statements of these provisions.

Share Capital

        The total authorized share capital of AEGON N.V. consists of 3,000,000,000 common shares, par value EUR 0.12 per share, and 1,000,000,000 class A and class B preferred shares, par value EUR 0.25 per share, of which 500,000,000 are class A preferred shares and 500,000,000 are class B preferred shares. As of March 31, 2008, 1,636,544,530 common shares, 211,680,000 class A preferred shares and 35,170,000 class B preferred shares were issued. Of the issued common shares, 142,327,535 common shares were held by AEGON N.V. as treasury shares.

        All of our common shares and preferred shares are fully paid and not subject to calls for additional payments of any kind. All of our common shares are registered shares and held by shareholders worldwide either through Euroclear Netherlands as Deposit Shares or directly registered in our Register of Shareholders. Holders of New York Shares hold their common shares in registered form issued by our New York transfer agent on our behalf (the "New York Shares"). New York Shares and Deposit Shares are exchangeable on a one-to-one basis and are entitled to the same rights, except that cash dividends are paid in US dollars on New York Shares.

        As of March 31, 2008, 315,847,578 common shares were registered in our Register of Shareholders and 212,024,522 common shares were held in the form of New York Shares.

Dividends

        Under Dutch law and AEGON N.V.'s articles of incorporation, the holders of AEGON N.V. common shares are entitled to payment of dividends out of the profits remaining after the creation of a reserve account, if any. The AEGON Executive Board may determine the dividend payment date for the AEGON N.V. common shares and preferred shares, the record date for payment applicable to holders of registered AEGON N.V. common shares and, with the approval of the AEGON Supervisory Board, the currency or currencies in which dividends will be paid. For dividends on New York Shares therefore, AEGON N.V. is empowered to make payment in U.S. dollars.

        Preferred dividends are payable on the capital actually paid in on the preferred shares at a percentage, on an annual basis, which will be equal to the European Central Bank's fixed interest percentage for basic refinancing transactions, to be increased by 1.75 percentage points, all applicable to the first day of trading on Euronext Amsterdam in the financial year to which the dividend relates.

Voting Rights and Appointment of AEGON Supervisory and AEGON Executive Boards

        General Meeting of Shareholders.    All holders of AEGON N.V. common shares and preferred shares are entitled to attend personally or by proxy any general meeting of shareholders upon compliance with the procedures described below. A holder of AEGON N.V. common shares is entitled to one vote for each share held by such holder and represented at the meeting. However, a holder of preferred shares is entitled, instead of casting one vote per preferred share, to cast such number of votes as are equal to the number of preferred shares held multiplied by twenty-five twelfths (25/12), provided that any resulting fraction of a vote is disregarded. AEGON N.V. and Vereniging AEGON have entered into a preferred shares voting rights agreement, pursuant to which Vereniging AEGON has voluntarily waived its right to cast 25/12 votes per class A or class B preferred share. Instead, Vereniging AEGON has agreed to exercise only one vote per preferred share, except in the event of a

"special cause," such as the acquisition of a 15% interest in AEGON N.V., a tender offer for AEGON N.V. shares or a proposed business combination by any person or group of persons whether individually or as a group, other than in a transaction approved by the AEGON Executive Board and the AEGON Supervisory Board. If, in its sole discretion, Vereniging AEGON determines that a "special cause" exists, Vereniging AEGON will notify the general meeting of shareholders and retain its right to exercise the full voting power of 25/12 votes per preferred share for a limited period of six months.

        A general meeting of shareholders is required to be held not later than June 30 of each year. General meetings of shareholders are called by the AEGON Supervisory Board or the AEGON Executive Board and are required to be held in Amsterdam, The Hague, Haarlemmermeer (including Schiphol Airport), Leidschendam, Rijswijk (ZH), Rotterdam or Voorburg, at the choice of the corporate body that calls the meeting. The AEGON Executive Board is authorized to decide that with respect to a general meeting of shareholders, a record date will be applied on the basis of which it shall be determined in accordance with Section 2:119 of the Dutch Civil Code which persons are deemed to be shareholders for the purpose of attending and exercising voting rights at a general meeting of shareholders. Such record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting. Action is taken at general meetings by an absolute majority of the valid votes cast unless a larger majority is explicitly provided by law or by AEGON N.V.'s articles of incorporation.

        AEGON N.V. may not vote shares held by it or its subsidiaries.

        Major Shareholders of AEGON N.V.    As of March 31, 2008, Vereniging AEGON held approximately 10.5% of the common shares and 100% of the preferred shares of AEGON N.V. These holdings give Vereniging AEGON approximately 24.1% of AEGON N.V.'s voting shares. In the event of a "special cause," as describe above, Vereniging AEGON's voting rights will increase to approximately 34.2% for up to six months per "special cause." Vereniging AEGON is a membership association under Dutch law. One of the principal characteristics of a membership association is that it has no share capital. The objective of Vereniging AEGON is the balanced representation of the interests of AEGON N.V. and all of its stockholders, AEGON Group companies, insured parties, employees and other constituencies of the AEGON Group. The table below shows the ownership percentage of Vereniging AEGON as of March 31, 2008.

Title of Class	Number Owned	Percent of Class
Common Shares	171,974,055	10.5%
Preferred A Shares	211,680,000	100.0%
Preferred B Shares	35,170,000	100.0%

        Vereniging AEGON has two administrative bodies: the General Meeting of Members and the Executive Committee. At March 31, 2008, the General Meeting of Members consisted of 17 individuals who were elected as members of Vereniging AEGON. The majority of the voting rights is with the 15 members not being employees or former employees of AEGON N.V. or one of the AEGON Group companies, nor current or former members of the AEGON Supervisory Board or the AEGON Executive Board. Those members represent a broad cross-section of Dutch society, and are called elected members.

        The other two members are both elected by the General Meeting of Members of Vereniging AEGON from among the members of the AEGON Executive Board.

        The Executive Committee of Vereniging AEGON consists of seven members. Five of those members, including the chairman and vice-chairman, are not nor have ever been, related to AEGON N.V. The other two members are also members of the AEGON Executive Board. Resolutions of the Executive Committee, other than with regard to amendment of the articles of association of Vereniging AEGON, require an absolute majority of votes. When a vote in the Executive Committee results in a tie, the General Meeting of Members has the deciding vote. Amendments of the articles of association of Vereniging AEGON requires a unanimous proposal from the Executive Committee of Vereniging AEGON (including consent of the two representatives of AEGON N.V.) pursuant to a special procedure. Following an amendment of the articles of association of Vereniging AEGON as effected on September 13, 2005, this special requirement does not apply in the event of a hostile change of control at the general meeting of shareholders of AEGON N.V., in which event Vereniging AEGON may amend its articles of association without the cooperation of AEGON N.V.

        Appointment of the AEGON Supervisory Board and the AEGON Executive Board.    AEGON N.V. has a two-tier management system consisting of an executive board and a supervisory board. Members of the AEGON Supervisory Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. The number of members of the AEGON Supervisory Board is determined from time to time by the AEGON Supervisory Board but may not consist of less than seven members. Members of the AEGON Executive Board are nominated by the AEGON Supervisory Board and are appointed by the general meeting of shareholders. For more information please see "Item 6. Directors, Senior Management and Employees" of AEGON N.V.'s 2007 Annual Report on Form 20-F.

        Shareholder Proposals.    Shareholders who, alone or jointly, represent at least one-tenth percent (0.1%) of the issued capital or a block of shares, alone or jointly, worth at least fifty million euro (EUR 50,000,000) according to the Official Price List of Euronext Amsterdam N.V. (or any publication taking its place), shall have the right to request of the AEGON Executive Board or the AEGON Supervisory Board that items be placed on the agenda of the general meeting of shareholders. These requests shall be honoured by the AEGON Executive Board or the AEGON Supervisory Board under the conditions that (a) important AEGON interests do not dictate otherwise; and (b) the request is received by the chairman of the AEGON Executive Board or the chairman of the AEGON Supervisory Board in writing at least sixty (60) days before the date of the general meeting of shareholders.

        Amendment of Articles.    The articles of incorporation of AEGON N.V. may be amended at any general meeting of shareholders by an absolute majority of the votes cast. Any such amendment must have been proposed by the AEGON Executive Board which proposal must have been approved by the AEGON Supervisory Board.

        Annual Accounts.    The general meeting of the shareholders adopts annually AEGON N.V.'s annual accounts with respect to the previous calendar year.

Liquidation Rights

        In the event of the liquidation of AEGON N.V., the general meeting of shareholders determines the remuneration of the liquidators and of the members of the AEGON Supervisory Board. The AEGON Executive Board is responsible for effecting the liquidation, which is to be overseen by the AEGON Supervisory Board. The assets remaining after payment of all debts, liquidation expenses and taxes are to be distributed first to the holders of preferred shares in the amount of their paid-in capital. The amount left after such payment will be distributed to the holders of AEGON N.V. common shares.

Issuance of Additional Rights

        Shares of AEGON N.V.'s authorized but unissued capital stock may be issued at such times and on such conditions as may be determined at a general meeting of shareholders or by the AEGON Executive Board if authorized by the shareholders. At the general meeting of shareholders of AEGON N.V. held on April 23, 2008, the AEGON Executive Board was designated, for a period of eighteen months effective April 23, 2008, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to decide upon the issue of shares and to grant rights to acquire shares. The authority granted thereby is limited annually to 10% of the capital, plus 10% of the capital if the issuance or the granting of rights occurs on the occasion of the acquisition of an enterprise or a corporation. For purposes of this paragraph, the term "capital" means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year. The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the AEGON Executive Board which has been approved by the AEGON Supervisory Board.

Preemptive Rights

        Except in certain instances prescribed by law, the holders of AEGON N.V. common shares have preemptive rights on a pro rata basis to purchase the number of AEGON N.V. common shares to be issued. Holders of AEGON N.V. preferred shares, as such, have no preemptive rights in respect of any AEGON N.V. common shares.

        Preemptive rights in respect of AEGON N.V. common shares may be restricted or excluded by a resolution passed by the general meeting of shareholders. In the notice of the meeting, the reasons for the proposal to restrict or exclude the preemptive rights in respect of AEGON N.V. common shares and the intended issue price must be explained in writing. Preemptive rights may also be restricted or excluded by the AEGON Executive Board if a resolution is passed by the general meeting of shareholders which confers such power on the AEGON Executive Board for a maximum of five years. This power may from time to time be extended, but never for a period longer than five years. A resolution of the general meeting that restricts or excludes preemptive rights or that confers this power to the AEGON Executive Board can only be adopted at the proposal of the AEGON Executive Board which is approved by the AEGON Supervisory Board. A resolution of the general meeting to restrict or exclude the preemptive rights or to confer this power to the AEGON Executive Board shall require a majority of not less than two thirds of the votes cast if less than one half of AEGON N.V.'s issued capital is represented at the meeting. If AEGON N.V. makes a rights offering to the holders of AEGON N.V. common shares, the rights of holders of AEGON N.V.'s New York Shares to exercise the rights so offered is subject to a restriction which permits AEGON N.V. to sell such rights in a manner to be determined by the AEGON Executive Board and to remit the cash proceeds of such sale to such holders if the additional AEGON N.V. common shares are not registered under the Securities Act of 1933, as amended (the "Securities Act").

        At the general meeting of shareholders of AEGON N.V. held on April 23, 2008, the AEGON Executive Board was designated, for a period of eighteen months effective April 23, 2008, by a resolution approved by the shareholders, as the company body which shall, subject to the approval of the AEGON Supervisory Board, be authorized to restrict or exclude the preemptive rights of the shareholders with regard to the issuance of common shares or the granting of rights to subscribe for common shares. In respect of the issuance of common shares without preemptive rights, the authority given thereby shall be limited annually to 10% of the capital, plus 10% of the capital if the issuance occurs on the occasion of the acquisition of an enterprise or a corporation. For purposes of this paragraph, the term "capital" means the total par value of the common shares issued at the time this authorization is used for the first time in any calendar year.

        The authorization described above may only be withdrawn by a resolution of the general meeting of shareholders following a proposal by the AEGON Executive Board which has been approved by the AEGON Supervisory Board.

Repurchase by AEGON N.V. of its Own Shares

        Subject to certain restrictions contained in the laws of the Netherlands and AEGON N.V.'s articles of incorporation, the AEGON Executive Board may cause AEGON N.V. to purchase its own fully-paid shares, provided that the total number of AEGON N.V. shares so repurchased, together with shares already held in treasury by AEGON N.V. or held by its subsidiaries, may not exceed, in the aggregate, 10% of the issued capital. Such purchase may be made only upon authorization by the general meeting of shareholders, which authorization is valid for a maximum of eighteen months and must include the number of shares to be acquired, the way in which they may be acquired and the minimum and maximum purchase price. In addition, the approval of the AEGON Supervisory Board shall be required for any such acquisition. At the general meeting of shareholders held on April 23, 2008, the shareholders authorized the AEGON Executive Board for a period of eighteen months to acquire shares up to the maximum number permitted by law and AEGON N.V.'s articles of incorporation at a price not higher than 10% above the quoted local market price immediately prior to the acquisition. Preferred shares may only be acquired at a price not higher than 10% above the average paid-in amount on the preferred shares being acquired, to be increased with dividends accrued but not yet paid at the time of the acquisition.

Certificates for Common Stock and their Transfer

        Certificates evidencing AEGON N.V. common shares are issuable, upon a resolution of the AEGON Executive Board, only in registered form. Certificates issued by the New York registrar are printed in the English language. New York Shares may be held by residents as well as non-residents of the Netherlands. Only New York Shares may be traded on the New York Stock Exchange. New York Shares may be transferred on the books of AEGON N.V. at the office of the New York transfer agent by surrendering the New York Shares with the deed of transfer on the New York Shares or in a separate instrument completed in full and signed by the transferor. Upon surrender, AEGON N.V., acting through its New York transfer agent, will either note the transfer on the surrendered New York Shares or issue replacement New York Shares registered in the name of the new owner. In addition, a shareholder may in accordance with AEGON N.V.'s articles of incorporation, upon the surrender for cancellation of any share certificate previously issued, request the consent of the Executive Board to have his name entered in the register of shareholders maintained by AEGON N.V. with respect to the share or shares owned by him and to receive, in lieu of a certificate, a non-negotiable declaration of registration of such share or shares.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. If the debt securities are offered as part of a global offering, this prospectus only covers offers and sales initially made in the U.S. and resales into the U.S. Each time that we issue debt securities pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement or, if applicable, the pricing supplement will contain the specific terms applicable to those debt securities. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will replace those presented here. You should also read the indenture under which we will issue the debt securities, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

        The debt securities will be issued by AEGON N.V. or AFC, as the case may be, under an indenture with The Bank of New York Trust Company, N.A.

        Any debt securities issued by AFC will be guaranteed by AEGON N.V. See "DESCRIPTION OF GUARANTEES" below. The total principal amount of debt securities that can be issued under the indenture is unlimited. The indenture does not limit the amount of other debt, secured or unsecured, that we may issue. We may issue the debt securities in one or more series.

        The prospectus supplement and, if applicable, the pricing supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  the issuer of the debt securities, AEGON N.V. or AFC;

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  the price of the debt securities offered;

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  the title of the debt securities;

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  the total principal amount of the debt securities;

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  the date or dates, if any, on which the principal of and any premium on the debt securities will be payable;

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  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  whether the debt securities are senior or subordinated debt securities and, if subordinated, the ranking of such debt securities in relation to other senior or subordinated debt securities;

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  the places at which payments of principal and interest are payable;

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  the terms of any optional or mandatory redemption, including the price for the redemption;

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  any sinking fund provisions;

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  the terms of any payments on the debt securities that will be payable in foreign currency or currency units or another form;

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  the terms of any payments that will be payable by reference to any index or formula;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  whether debt securities will be issued as discount securities and the amount of any discount;

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  whether the debt securities will be represented by one or more global securities;

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  whether the debt securities will be issued in registered or bearer form, and any restrictions that may apply;

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  any terms for the conversion or exchange of the debt securities for other securities of AEGON Group companies or any other entity (including any related cash-out option); and

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  any other terms of the debt securities.

        We have the ability under the indenture to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, the debt securities will not be listed on any securities exchange.

        The senior debt securities will be unsecured, unsubordinated indebtedness and will rank equally with all other unsecured and unsubordinated debt of their issuer. The subordinated debt securities will be unsecured indebtedness and will be subordinated in right of payment to existing and future debt of their issuer as set forth in the related prospectus supplement or, if applicable, the relevant pricing supplement. See "Subordination" below.

        Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. U.S. Federal income tax consequences and other special considerations applicable to discounted debt securities are discussed below under "Taxation in the United States" and may be discussed further in the prospectus supplement or, if applicable, the pricing supplement relating to these debt securities.

        If AFC issues the debt securities, AEGON N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. See "DESCRIPTION OF GUARANTEES".

        On March 31, 2008, AEGON N.V. had outstanding EUR 4.895 billion of capital securities, EUR 34 million of subordinated debt securities and EUR 1.313 billion of senior debt securities. AEGON N.V. had no secured debt. AFC had outstanding USD 0.5 billion in aggregate principal amount of senior debt securities and no secured or subordinated debt securities. AFC does not have any subsidiaries.

Paying Agent and Transfer Agent

        Unless otherwise specified in the relevant prospectus supplement, or, if applicable, the relevant pricing supplement, Citibank N.A. will be the registrar, paying agent, transfer agent and calculation agent for the debt securities.

Governing Law

        Except as may otherwise be provided in the related prospectus supplement or, if applicable, the relevant pricing supplement, the indenture and the guarantees will be governed by and construed in accordance with the laws of the State of New York. The laws of the State of New York would not require the trustee to pursue or exhaust its legal and equitable remedies against AFC, as the case may be, prior to exercising its rights under the guarantee relating to guaranteed debt securities issued by AFC. We cannot assure you that a Netherlands court would give effect to this provision. However,

AEGON N.V. will waive any right to require a proceeding against AFC before its obligations under the guarantees of debt securities of AFC shall become effective. There are no limitations under the laws of the Netherlands or the articles of incorporation of AEGON N.V. on the right of non-residents of the Netherlands to hold the debt securities issued by AEGON N.V.

Form, Exchange and Transfer

        Unless otherwise specified in the related prospectus supplement or, if applicable, the related pricing supplement, the debt securities of each series will be issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

        Unless otherwise specified in the related prospectus supplement, or, if applicable, the related pricing supplement, any payments of principal, interest and premium on registered debt securities will be payable and, subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged, at any office or agency we maintain for such purpose, without the payment of any service charge except for any applicable tax or governmental charge.

Global Securities

        The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement or, if applicable, the related pricing supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

        Unless your prospectus supplement provides otherwise, the securities will initially be issued to investors only in book-entry form. We will issue and register in the name of one or more financial institutions or clearing systems or their nominees, one or more fully registered global certificates, representing the total aggregate number of securities. A financial institution or clearing system that we select for the purpose is called the "depositary" for that security. A security will usually have only one depositary, but it may have more.

        Each series of securities will have one or more of the following as the depositaries:

  •
  DTC;

  •
  Euroclear;

  •
  a financial institution holding the securities on behalf of Clearstream, Luxembourg; or

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream, Luxembourg and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

        We will wire to DTC's nominee principal and interest payments with respect to global certificates. We and the trustees under the indenture will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we, the trustee and the paying agent will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their beneficial interests in the global certificates as shown on DTC's records. Payments by participants to owners of beneficial interests in the global certificates will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with securities held for the account of customers registered in "street name". However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

  •
  we determine not to have the debt securities of a series represented by global certificates and notify the trustee of our decision.

        So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global notes for all purposes under the indenture. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have senior notes registered in your name, will not receive or be entitled to receive physical delivery of senior notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

        Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC's practice is to credit the accounts of DTC's direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their senior notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner's account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the Trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in senior notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We have been informed that, under DTC's existing practices, if we request any action of holders of senior notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of senior notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Clearstream, Luxembourg has advised us as follows:

        Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a bank and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg's customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic link with Euroclear to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        Euroclear has advised us as follows:

        Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission and the National Bank of Belgium. Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with domestic markets in several countries. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Payments of Additional Amounts

        The issuer or guarantor will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of issuance of the debt securities of that series or imposed in the future by or on behalf of the Netherlands, in the case of AEGON N.V., or the United States, in the case of AFC, or any authority in the Netherlands or the United States, as applicable. In the event any Netherlands, in the case of payments by AEGON N.V., or United States, in the case of payments by AFC, taxes or other charges are imposed on payments on any debt security of that series held by you, the issuer or guarantor will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction; provided, however, that (a) in the case of payments by AEGON N.V., the amounts with respect to any Netherlands taxes shall be payable only to holders that are not residents in the Netherlands for purposes of its tax laws; and (b) in the case of payments by AFC, the amounts with respect to any United States taxes shall be payable only to holders that are non-U.S. persons not resident in the United States, foreign corporations or certain trusts or estates not subject to taxes, for United States tax purposes, and provided further, that the issuer or guarantor shall not be required to make any payment of any additional amounts on account of:

  •
  in the case of payments by AEGON N.V., your being a resident of the Netherlands or having some connection with the Netherlands or United States (in the case of Netherlands taxes) other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security;

  •
  in the case of payments by AFC, your being a resident of the United States or having some connection with the United States (in the case of United States taxes) other than the mere holding of the debt security or the receipt of principal, and interest, or any premium on the debt security;

  •
  your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

  •
  any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

  •
  any tax, assessment or other governmental charge payable other than by withholding from payments on the debt security;

  •
  in the case of payments by AFC, with respect to United States taxes, any tax imposed by reason of the holder's past or present status as a tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

  •
  any tax, assessment or other governmental charge which would not have been imposed or withheld if the holder had declared his or her non-residence in the Netherlands, in the case of payments by AEGON N.V., or the United States, in the case of payments by AFC, or made a similar claim for exemption so that, upon making the declaration or the claim, the holder would either have been able to avoid the tax, assessment or charge or to obtain a refund of the tax, assessment or charge;

  •
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any debt security, if such payment can be made without such withholding by any other paying agent;

  •
  any withholding or deduction imposed on a payment under any debt security which is required to be made pursuant to a European Union Directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such directive; or

  •
  any combination of items above,

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security to any holder who is a fiduciary, a partnership or a beneficial owner and who is other than the sole beneficial owner of the payment to the extent the fiduciary or a member of the partnership or a beneficial owner would not have been entitled to any additional amount had it been the holder of the debt security.

Tax Redemption

        If the prospectus supplement or, if applicable, the pricing supplement for a particular series of debt securities so provides, the issuer or guarantor may redeem that series of debt securities before its maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

  •
  amendment to, or change in, the laws of the Netherlands, in the case of payments by AEGON N.V., or the United States, in the case of payments by AFC, or any political subdivision thereof; or

  •
  change in the application or official interpretation of such laws or regulations,

where the amendment or change becomes effective after the date of the issuance of the series of debt securities, the issuer or guarantor become, or will become, obligated to pay any additional amounts as provided above under "Payments of Additional Amounts" and cannot reasonably avoid such obligation.

        Before the issuer or guarantor may redeem debt securities of a particular series as provided above, the issuer or guarantor must deliver to the trustee at least 30 days, but not more than 60 days, prior to the date fixed for redemption:

  •
  a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information; and

  •
  an opinion of independent legal counsel selected by us to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.

        The issuer or guarantor will give you at least 30 days', but not more than 60 days', notice before any tax redemption of a series of securities. On the redemption date, the issuer or guarantor will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date.

Conversion or Exchange

        The terms, if any, upon which debt securities of any series are convertible into or exchangeable for other securities will be set forth in the related prospectus supplement. These terms may include the conversion price, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders of that series of debt securities or at our option, any events requiring an adjustment of the conversion price, provisions affecting conversion in the event of the redemption of such series of debt securities and other relevant provisions relating to those securities.

Events of Default

        Except as may otherwise be provided for in the related prospectus supplement or, if applicable, the relevant pricing supplement, the following are defined as events of default with respect to securities of any series outstanding under the indenture:

  (a)
  failure to pay principal or premium, if any, on any debt security of that series when due, and continuance of such a default beyond any applicable grace period;

  (b)
  failure to pay any interest on any debt security of that series when due, and continuance of such a default for a period of 30 days beyond any applicable grace period;

  (c)
  failure to deposit any sinking fund payment, when due and continuance of such a default beyond any applicable grace period, on any debt security of that series;

  (d)
  failure to perform any of our other covenants or the breach of any of the warranties in the indenture after being given written notice and continuance of such a default for a period of 90 days beyond any applicable grace period; and

  (e)
  certain events in bankruptcy, insolvency or reorganization of AEGON N.V. or AFC.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may accelerate the maturity of the debt securities of that series (or, such portion of the principal amount of such debt securities as may be specified in a prospectus supplement). If an acceleration occurs, subject to specified conditions, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul such acceleration. Because each series of debt securities will be independent of each other series, a default in respect of one series will not necessarily in itself result in a default or acceleration of the maturity of a different series of debt securities.

        Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable indemnity. Subject to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        A holder of debt securities of any series will not have any right to institute any proceeding with respect to the indenture unless:

  •
  the holder previously gave written notice to the trustee of an event of default;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

        The limitations described above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on that debt security on or after the applicable due date specified in that debt security.

        We will be required to furnish to each trustee annually a statement by our officers as to whether or not we are in default in the performance of any of the terms of the indenture.

Subordination

        The indebtedness evidenced by the subordinated debt securities will, to the extent provided pursuant to the indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, as defined, including any senior debt securities and any subordinated debt securities that are defined as senior debt for purposes of a particular series of subordinated debt securities. The prospectus supplement or, if applicable, the pricing supplement relating to any subordinated debt securities will summarize the subordination provisions of the indenture applicable to that series including:

  •
  the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

  •
  the applicability and effect of such provisions in the event of specified defaults with respect to senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

  •
  the definition of senior debt applicable to the subordinated debt securities of that series including whether and to what extent the subordinated debt of that series shall be subordinated to other subordinated debt of their issuer.

        In the event and during the continuation of any default in the payment of any senior debt continuing beyond any applicable grace period specified in the instrument evidencing that senior debt (unless and until the default shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion or exchange, if applicable, of the subordinated debt securities may be made pursuant to the subordinated debt securities.

        Upon payment or distribution of our assets to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings, the holders of our senior debt will be entitled to receive payment in full of all amounts due on the senior debt before any payment is made by us on account of principal, premium, if any, or interest, if any, on the subordinated debt securities.

        By reason of this subordination, in the event of our insolvency, holders of subordinated debt securities may recover less, ratably, and holders of senior debt may recover more, ratably, than our other creditors. The indenture does not limit the amount of senior debt that we may issue.

Limitation on Liens

        Unless otherwise specified in a prospectus supplement or, if applicable, the pricing supplement relating to a series of debt securities, so long as any of the debt securities of that series remain outstanding, the issuer and its subsidiaries may not secure any indebtedness in respect of borrowed moneys having an original maturity of more than two years by granting security upon any of their present or future assets or revenues unless they effectively provide that the same or equal and ratable security (or other security acceptable to the trustee) is accorded to all debt securities of that series for so long as the secured indebtedness is so secured. This limitation does not apply to:

  •
  security created over any shares in, assets of or securities owned by any subsidiaries that are not principally engaged in the business of life insurance and that do not contribute more than 10% of AEGON's total aggregate consolidated gross premium income as reflected in its most recent annual audited financial statements;

  •
  security created in the normal course of the insurance business carried on in a manner consistent with generally accepted insurance practice for that insurance business;

  •
  security or preference arising by operation of any law;

  •
  security over real property to secure borrowings to finance the purchase or improvement of that real property;

  •
  security over assets existing at the time of the acquisition of those assets; and

  •
  security not otherwise permitted by the above that secures borrowed money in an aggregate principal amount not exceeding 50% of AEGON's total aggregate consolidated indebtedness with an original maturity of more than two years.

Defeasance

        Unless otherwise indicated in the related prospectus supplement or, if applicable, the pricing supplement, we may elect, at our option at any time, to have the provisions of the indenture relating (a) to defeasance and discharge of indebtedness or (b) to defeasance of certain restrictive covenants apply to the debt securities of any series, or to any specified part of a series.

        In order to exercise either option, we must irrevocably deposit, in trust for the benefit of the holders of those debt securities, money or U.S. government securities, or both, which, through the payment of principal and interest in accordance with their terms, will provide amounts sufficient to pay the principal of and any premium and interest on those debt securities on the respective stated maturities in accordance with the terms of the indenture and those debt securities and we must deliver to the trustee an opinion of counsel confirming that the beneficial owners of those debt securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, provided in the case of a defeasance and discharge, such opinion of counsel shall be based on a ruling received from, or published by, the U.S. Internal Revenue Service or a change in the applicable U.S. Federal income tax law occurring after the date of original issue of those debt securities. Any additional conditions to exercising these options with respect to a series of debt securities will be described in a related prospectus supplement.

        If we meet all the conditions to clause (a) above and elect to do so, we will be discharged from all our obligations with respect to the applicable debt securities and if those debt securities are subordinated debt securities, the provisions relating to subordination will cease to be effective (other than obligations to register transfer of debt securities, to replace lost, stolen or mutilated certificates and to maintain paying agencies). We shall be deemed to have paid and discharged the entire indebtedness represented by the applicable debt securities and to have satisfied all of our obligations under the debt securities and the indenture relating to those debt securities.

        If we meet all the conditions to clause (b) above and elect to do so, we may omit to comply with and shall have no liability in respect of certain restrictive covenants as described in the related prospectus supplement and, if those debt securities are subordinated debt securities, the provisions of the indenture relating to subordination will cease to be effective, in each case with respect to those debt securities.

Modification of the Indenture

        Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders holding not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications or altering the provisions relating to the waiver of any past default, is effective against any holder without its consent. We and the trustee may also amend the indenture or any supplement to the indenture without the consent of the holders of any debt securities to evidence the succession or addition of another corporation to AEGON N.V. or AFC, as the case may be, to evidence the replacement of the trustee with respect to one or more series of debt securities and for certain other purposes.

Consolidation, Merger or Disposition of Assets of AEGON N.V. or AFC

        We may not consolidate with or merge into, or sell or lease substantially all of our assets to any person unless:

  •
  the successor person expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

  •
  any other conditions specified in the related prospectus supplement or, if applicable, the pricing supplement are met.

Concerning the Trustee

        We and certain of our affiliates and subsidiaries may maintain deposit account and lines of credit and have other customary banking relationship with the trustee and its affiliates in the ordinary course of our and their respective businesses.

        Pursuant to the Trust Indenture Act, should a default occur with respect to the debt securities constituting our senior debt securities or subordinated debt securities, the trustee would be required to resign as trustee with respect to the debt securities constituting either the senior debt securities or the subordinated debt securities under the indenture within 90 days of the default unless the default were cured, duly waived or otherwise eliminated or unless only senior debt securities or subordinated debt securities are outstanding under the indenture at the time of the default.

DESCRIPTION OF WARRANTS

        We may issue warrants, including warrants to purchase debt securities, common shares or the equity or debt of issuers unaffiliated with us. If we issue warrants to purchase securities of issuers unaffiliated with us, the warrants will not be exercisable within one year of the date of sale of the warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent. A description of the warrant agreement will be included in the prospectus supplement or, if applicable, the pricing supplement relating to the warrants that we offer. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        The following is a summary of the general terms of the warrants. Each time that we issue warrants pursuant to this prospectus we will file with the SEC a prospectus supplement, and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms applicable to those warrants. The terms presented here, together with the specific terms contained in the applicable prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the warrants.

General

        We will describe in the related prospectus supplement or, if applicable, the pricing supplement the terms of each series of warrants to purchase securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, the warrant agreement relating to the warrants offered and the warrant certificates representing the warrants offered. These terms will include some or all of the following:

  •
  the title of the warrants offered;

  •
  the securities, which may include debt securities, common shares or the equity or debt of issuers unaffiliated with us, for which you may exercise the warrants;

  •
  the aggregate number of the warrants;

  •
  the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

  •
  the currency or currencies investors may use to pay for the warrants;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

  •
  the date, if any, from which you may separately transfer the warrants and the related securities;

  •
  the date on which your right to exercise the warrants commences, and the date on which your right expires;

  •
  whether we will issue the warrants or the underlying securities in registered form or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the maximum or minimum number of warrants which you may exercise at any time;

  •
  if applicable, a discussion of material United States federal income tax considerations;

  •
  a description of your rights to institute and maintain any suit, action or proceeding to enforce your rights to exercise and receive the securities purchasable upon exercise of your warrants;

  •
  a description of any antidilution provisions applicable to the warrants that would require adjustment of the number of securities purchasable or the exercise price of your warrants, or both;

  •
  the identity of the warrant agent; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

        We will also describe in the related prospectus supplement or, if applicable, the pricing supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the related prospectus supplement or, if applicable, the pricing supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the underlying securities purchasable upon exercise of the warrants and will not be entitled to dividend, interest or any other payments, if any, or voting rights of the underlying securities purchasable upon such exercise.

Enforceability of Rights; Governing Law

        Each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES

        In addition to guarantees in connection with debt securities issued by AFC, we may issue guarantees in a variety of circumstances including in connection with one or more securities described in this prospectus, in connection with the obligations of any present or future subsidiary in addition to AFC, or in connection with other transactions to be described in one or more prospectus supplements and, if applicable, pricing supplements. Except in connection with debt securities issued by AFC, which will be issued without separate consideration, guarantees may be issued for consideration or without consideration. Guarantees may be subordinated or unsubordinated and may be contingent or non-contingent.

        The following is a summary of the general terms of the guarantees. Each time that we issue guarantees pursuant to this prospectus, we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, a pricing supplement will contain the specific terms applicable to those guarantees. The terms presented here, together with the terms contained in the prospectus supplement and, if applicable, a pricing supplement will be a description of the material terms of the guarantees. When we refer in this summary to guaranteed securities, we mean the securities to which the guarantee relates. When we refer in this summary to the issuer, we mean the issuer of the relevant guaranteed securities.

Guarantees of Debt Securities of AFC

        If AFC issues the debt securities, AEGON N.V. will fully and unconditionally guarantee the due and punctual payment of the principal of, any premium and any interest on those debt securities, when and as these payments become due and payable, whether at maturity, upon redemption or declaration of acceleration, or otherwise. The guarantees of senior debt securities will constitute an unsecured, unsubordinated obligation of AEGON N.V. and will rank equally with all other unsecured and unsubordinated obligations of AEGON N.V. The guarantees of subordinated debt securities will constitute an unsecured obligation of AEGON N.V. and will be subordinated in right of payment to all senior indebtedness of AEGON N.V. as defined for purposes of each series of subordinated debt securities.

        AEGON N.V. will (i) agree that its obligations under the guarantees will be as principal obligor and not merely as surety, and will be enforceable irrespective of any invalidity, irregularity or unenforceability of the guaranteed debt securities or the indenture and (ii) waive any right to require a proceeding against AFC, as the case may be, before its obligations under the guarantees shall become effective. See "Enforcement of Civil Liabilities Against Foreign Persons".

Other Guarantees

        We may offer guarantees in a variety of circumstances that will be described in prospectus supplements and, if applicable, pricing supplements. For example, we may offer guarantees to holders of one or more series of debt securities of one or more of our direct or indirect subsidiaries as consideration for obtaining consent to amend or waive certain covenants and other terms of those securities and the indenture or indentures governing them. The relevant prospectus supplement and, if applicable, the pricing supplement will contain a description of the specific terms of the guarantees we may offer including the following:

  •
  the title and issuer of the obligations to which the guarantee relates;

  •
  whether and to what extent the obligations under the guarantee are contingent;

  •
  any obligations to which the guarantee may be subordinated;

  •
  to what extent the guarantee is issued in connection with an indenture or other instrument and the terms of any supplemental indenture or other instrument entered into in connection with the issuance of the guarantee;

  •
  the principal amount of our obligation under the guarantee;

  •
  any limits on assignment of the guarantee;

  •
  any consideration to be received for the guarantee;

  •
  any events of default under the guarantee; and

  •
  any other terms or conditions associated with the guarantee.

        The guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional debt that is senior to guarantees in right of payment.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of common shares or other securities at a future date or dates. The price of common shares or other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and other securities, including debt or equity issued by us or debt obligations of third parties, including United States Treasury securities. The purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require you to secure your obligations in a specified manner including by depositing cash or securities forming a component of units issued by us or otherwise.

        Each time that we issue purchase contracts pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the specific terms of those purchase contracts. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the purchase contracts. The preceding description and any description of purchase contracts in the related prospectus supplement or, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Unless otherwise specified in the related prospectus supplement and, if applicable, the pricing supplement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may or may not be held or transferred separately, at any time or at any time before a specified date. The related prospectus supplement and, if applicable, the related pricing supplement, may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  whether the units will be callable by the issuer;

  •
  any conversion rights, penalties and restrictions;

  •
  any antidilution, mandatory conversion or tax call provisions;

  •
  whether the units will be issued in fully registered or global form; and

  •
  any other terms of the units.

        Each time that we issue units pursuant to this prospectus we will file with the SEC a prospectus supplement and, if applicable, a pricing supplement, that you should read carefully. The prospectus supplement and, if applicable, the pricing supplement will contain the terms of those units. The terms presented here, together with the specific terms contained in the prospectus supplement and, if applicable, the pricing supplement will be a description of the material terms of the units.

        The preceding description and any description of units in the related prospectus supplement and, if applicable, the pricing supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION IN THE NETHERLANDS

        The following summary describes the material Netherlands tax consequences of the acquisition, holding, redemption and disposal of common shares in AEGON N.V. or an interest in the debt securities, but does not purport to be a comprehensive description of all Netherlands tax considerations that may be relevant to a decision to acquire, hold, convert or dispose of the common shares or the debt securities. This summary is intended as general information only and each prospective investor should consult a professional tax adviser with respect to the tax consequences of an investment in common shares and/or debt securities.

        This summary is based on the Netherlands tax legislation, published case law, treaties, regulations and published policy, in force as of the date of this prospectus, though it does not take into account any developments or amendments thereof after that date whether or not such developments or amendments have retroactive effect.

        A discussion of any material Netherlands tax consequences associated with investing in warrants, units, purchase contracts or any other debt securities will be included in the related prospectus supplement or pricing supplement.

        For the purposes of this summary we have assumed that AFC is not a resident, nor deemed to be a resident, of the Netherlands for Netherlands tax purposes.

        In respect of the common shares of AEGON N.V., this summary does not address the Netherlands tax consequences for:

  (A)
  Holders of common shares holding a substantial interest (aanmerkelijk belang) in AEGON N.V. Generally speaking, a holder of common shares holds a substantial interest in AEGON N.V. if such holder of common shares, alone or, where such holder is an individual, together with his or her partner (statutory defined term) or certain other related persons, directly or indirectly, holds (i) an interest of 5% or more of the total issued capital of AEGON N.V., or of 5% or more of the issued capital of a certain class of shares of AEGON N.V. (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in AEGON N.V.;

  (B)
  Pension funds or other entities that are exempt from Netherlands corporate income tax;

  (C)
  Investment institutions (fiscale belegginsinstellingen) and exempt investment institutions (vrijgestelde fiscale beleggingsinstellingen);

  (D)
  Corporate holders of common shares holding, alone or together with related corporate entities, a participation (deelneming) in AEGON N.V. Generally speaking, a shareholding is considered to qualify as a participation if it represents an interest of 5% or more of the nominal paid-up share capital.

        In respect of the debt securities this summary does not address the Netherlands tax consequences for:

  (A)
  Holders of debt securities holding a substantial interest (aanmerkelijk belang) in AEGON N.V. Generally speaking, a holder of debt securities holds a substantial interest if such holder of debt securities, alone or, where such holder is an individual, together with his or her partner (statutory defined term) or certain other related persons, directly or indirectly, holds (i) an interest of 5% or more of the total issued capital of AEGON N.V., or of 5% or more of the issued capital of a certain class of shares of AEGON N.V. (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in AEGON N.V.;

  (B)
  Pension funds or other entities that are exempt from Netherlands corporate income tax;

  (C)
  Investment institutions (fiscale belegginsinstellingen) and exempt investment institutions (vrijgestelde fiscale beleggingsinstellingen).

        A holder that acquires an interest in excess of the thresholds mentioned above is strongly recommended to consult a professional tax adviser with respect to the Netherlands tax consequences of an investment in the common shares or debt instruments.

COMMON SHARES OF AEGON N.V.

Dividend tax

        Withholding requirement.    AEGON N.V. is required to withhold 15% Netherlands dividend tax in respect of dividends and certain other payments on the common shares including:

  (i)
  distributions in cash or in kind including deemed and constructive proceeds;

  (ii)
  liquidation proceeds, proceeds on redemption of the common shares and, as a rule, the consideration for the repurchase of the common shares by AEGON N.V. in excess of its average paid-in capital recognized for Netherlands dividend tax purposes, unless a particular statutory exemption applies;

  (iii)
  the par value of common shares issued to a holder of the common shares or an increase of the par value of the common shares, except when the (increase in the) par value of the common shares is funded out of AEGON N.V.'s paid-in capital as recognized for Netherlands dividend tax purposes; and

  (iv)
  partial repayments of paid-in capital for tax purposes, if and to the extent there are qualifying profits (zuivere winst), unless the general meeting of the shareholders of AEGON N.V. has resolved in advance to make such repayment and provided that the nominal value of the common shares concerned has been reduced by an equal amount by way of an amendment of the articles of association and the paid-in capital is recognized as capital for Netherlands dividend tax purposes.

        Residents of the Netherlands.    If a holder is a resident of the Netherlands, Netherlands dividend tax which is withheld with respect to payments on the common shares will generally be creditable for Netherlands corporate income tax or Netherlands income tax purposes if the holder is the beneficial owner (as described below) thereof.

        Non-residents of the Netherlands.    If a holder is a resident of a country other than the Netherlands and if a treaty for the avoidance of double taxation with respect to taxes on income is in effect between the Netherlands and that country, and such holder is the beneficial owner (as described below) of the dividends and certain other payments on the common shares and a resident for the purposes of such treaty, such holder may, depending on the terms of that particular treaty, qualify for full or partial relief at source or for a refund in whole or in part of the Netherlands dividend tax.

        Beneficial owner.    A recipient of dividends and certain other payments on the common shares will not be entitled to any exemption, reduction, refund or credit of Dutch dividend tax if such recipient is not considered to be the beneficial owner of such amounts. Such recipient will not be considered the beneficial owner of such amounts, if, in connection with the amounts received, such recipient has agreed to pay an amount to another person or legal entity as part of a series of transactions and it is likely that:

        (a)   such other person or legal entity would:

    (i)
    not be entitled to an exemption from such dividend tax while the recipient would be entitled to such exemption; or

    (ii)
    be subject to a higher rate of dividend tax or entitled to a lower refund of dividend tax than that applicable to the recipient; and

  (b)
  such person or legal entity has, directly or indirectly, retained or acquired an interest in the common shares that is comparable to the interest such person or legal entity had in the common shares or similar instruments prior to the series of transactions being entered into.

Corporate and individual income tax

        Residents of the Netherlands.    If a holder is resident or deemed to be resident of the Netherlands for Netherlands tax purposes and is fully subject to Netherlands corporate income tax or is only subject to Netherlands corporate income tax in respect of its enterprise to which the common shares are attributable, income derived from the common shares and gains realized upon the redemption or disposal of the common shares are generally taxable in the Netherlands.

        If an individual holder is resident or deemed to be resident of the Netherlands for Netherlands tax purposes (including an individual holder who has opted to be taxed as a resident of the Netherlands), income derived from the common shares and gains realized upon the redemption or disposal of the common shares are taxable at the progressive rates of the Netherlands Income Tax Act 2001, if:

  (i)
  the holder has an enterprise or an interest in an enterprise, to which enterprise the common shares are attributable; or

  (ii)
  such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (i) nor condition (ii) applies to the individual holder of the common shares, taxable income with regard to the common shares must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realized. At present, this deemed return on income from savings and investments has been fixed at a rate of 4% of the average of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year and the individual's yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The average of the individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the common shares less the fair market value of certain qualifying liabilities on 1 January and 31 December, divided by two. The fair market value of the common shares will be included as an asset in the individual's yield basis. The deemed return on income from savings and investments of 4% will be taxed at a rate of 30%.

        Non-residents of the Netherlands.    If a holder is not a resident nor deemed to be a resident of the Netherlands for Netherlands tax purposes (nor has opted to be taxed as a resident of the Netherlands), such holder is, except as set out above under "Dividend Tax", not taxable in respect of income derived from the common shares and gains realized upon the redemption or disposal of the common shares, unless:

  (i)
  the holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or a permanent representative the common shares are attributable; or

  (ii)
  the holder is entitled to a share in the profits of an enterprise, other than by way of securities, that is effectively managed in the Netherlands and to which enterprise the common shares are attributable; or

  (iii)
  the holder is an individual and such income or gains qualify as income from miscellaneous activities (resultaat uit overage werkzaamheden) in the Netherlands, which include the performance of activities in the Netherlands with respect to the common shares that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Gift and inheritance taxes

        Residents of the Netherlands.    Generally, gift and inheritance tax will be due in the Netherlands in respect of the acquisition of the common shares by way of a gift by, or on the death of, a holder that is a resident or deemed to be a resident of the Netherlands for the purposes of Netherlands gift and inheritance tax at the time of the gift or his or her death.

        A holder of Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax, if he or she has been resident in the Netherlands during the ten years preceding the gift or his or her death. A holder of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax if he or she has been resident in the Netherlands at any time during the twelve months preceding the time of the gift. The same twelve-month rule may apply to entities that have transferred their seat of residence out of the Netherlands.

        Non-residents of the Netherlands.    No gift or inheritance taxes will arise in the Netherlands in respect of an acquisition of the common shares by way of gift by, or as a result of the death of, a holder that is neither a resident nor deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax, unless:

  (i)
  such holder at the time of the gift, or at the time of his or her death, has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which permanent establishment or a permanent representative, the common shares are (deemed to be) attributable; or

  (ii)
  the common shares are (deemed to be) attributable to the assets of an enterprise that is effectively managed in the Netherlands and the donor or the deceased is entitled, other than by way of securities or through an employment contract, to a share in the profits of that enterprise, at the time of the gift or at the time of his or her death; or

  (iii)
  in the case of a gift of the common shares by a holder who at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands, such holder dies within 180 days after the date of the gift, while at the time of his or her death being a resident or deemed to be a resident of the Netherlands.

Value added tax

        In general, no value added tax will arise in respect of payments in consideration for the issue of the common shares or in respect of a cash payment made under the common shares, or in respect of a transfer of common shares.

Other taxes and duties

        No registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the common shares.

DEBT SECURITIES OF AEGON N.V. AND AFC

Withholding tax

        All payments made by AEGON N.V. under the debt securities may be made free of withholding or deduction under the Netherlands Dividend Tax Act 1965 (Wet op de dividendbelasting 1965) for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, provided that the debt securities do not in fact function as equity of the Issuer within the meaning of article 10, paragraph 1, under d of the Netherlands Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

        All payments made by AFC under the debt securities may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

Corporate and individual income tax

        Residents of the Netherlands.    If a holder is resident or deemed to be resident of the Netherlands for Netherlands tax purposes and is fully subject to Netherlands corporate income tax or is only subject to Netherlands corporate income tax in respect of its enterprise to which the debt securities are attributable, income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are generally taxable in the Netherlands.

        If an individual holder is resident or deemed to be resident of the Netherlands for Netherlands tax purposes (including the individual holder who has opted to be taxed as a resident of the Netherlands), income derived from the debt securities and gains realized upon the redemption, settlement or disposal of the debt securities are taxable at the progressive rates of the Netherlands income tax act 2001 (Wet op de inkomstenbelasting 2001), if:

  (i)
  the holder has an enterprise or an interest in an enterprise, to which enterprise the debt securities are attributable; or

  (ii)
  such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include the performance of activities with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

        If neither condition (i) nor condition (ii) applies to the individual holder of the debt securities, taxable income with regard to the debt securities must be determined on the basis of a deemed return on income from savings and investments (sparen en beleggen), rather than on the basis of income actually received or gains actually realised. At present, this deemed return on income from savings and investments has been fixed at a rate of 4% of the average of the individual's yield basis (rendementsgrondslag) at the beginning of the calendar year and the individual's yield basis at the end of the calendar year, insofar as the average exceeds a certain threshold. The average of the individual's yield basis is determined as the fair market value of certain qualifying assets held by the holder of the debt securities less the fair market value of certain qualifying liabilities on 1 January and 31 December, divided by two. The fair market value of the debt securities will be included as an asset in the individual's yield basis. The deemed return on income from savings and investments of 4% will be taxed at a rate of 30 per cent.

        Non-residents of the Netherlands.    If a holder is not a resident nor deemed to be a resident of the Netherlands for Netherlands tax purposes (nor has opted to be taxed as a resident of the Netherlands), such holder is not taxable in respect of income derived from the debt securities and gains realized upon the settlement, redemption or disposal of the debt securities, unless:

  (i)
  the holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or a permanent representative the debt securities are attributable; or

  (ii)
  the holder is entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands, other than by way of securities, and to which enterprise the debt securities are attributable; or

  (iii)
  the holder is an individual and such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden) in the Netherlands, which include the performance of activities in the Netherlands with respect to the debt securities that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Gift and Inheritance taxes

        Residents of the Netherlands.    Generally, gift and inheritance taxes will be due in the Netherlands in respect of the acquisition of the debt securities by way of a gift by, or on the death of, a holder that is a resident or deemed to be a resident of the Netherlands for the purposes of Netherlands gift and inheritance tax at the time of the gift or his or her death.

        A holder of the Netherlands nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax, if he or she has been resident in the Netherlands during the ten years preceding the gift or his or her death. A holder of any other nationality is deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax if he or she has been resident in the Netherlands at any time during the twelve months preceding the time of the gift. The same twelve-month rule may apply to entities that have transferred their seat of residence out of the Netherlands.

        Non-residents of the Netherlands.    No gift or inheritance taxes will arise in the Netherlands in respect of the acquisition of the debt securities by way of gift by or as a result of the death of a holder that is neither a resident nor deemed to be a resident of the Netherlands for the purposes of the Netherlands gift and inheritance tax, unless:

  (i)
  such holder at the time of the gift, or at the time of his or her death, has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which permanent establishment or a permanent representative, the debt securities are (deemed to be) attributable; or

  (ii)
  the debt securities are (deemed to be) attributable to the assets of an enterprise that is effectively managed in the Netherlands and the donor or the deceased is entitled, other than by way of securities or through an employment contract, to a share in the profits of that enterprise, at the time of the gift or at the time of his or her death; or

  (iii)
  in the case of a gift of the debt securities by a holder who at the date of the gift was neither a resident nor deemed to be a resident of the Netherlands, such holder dies within 180 days after the date of the gift, while at the time of his or her death being a resident or deemed to be a resident of the Netherlands.

Value added tax

        In general, no value added tax will arise in respect of payments in consideration for the issue of the debt securities or in respect of the cash payment made under the debt securities, or in respect of a transfer of debt securities.

Other taxes and duties

        No registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty, will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the debt securities.

EU Savings Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income, Member States are required, from the 1st July, 2005, to provide to the tax authorities of another Member State details of payment of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

        Also with effect from July 1, 2005, a number of non-EU countries including Switzerland, and certain dependent or associated territories of certain Member States have agreed to adopt similar measures (either provision of information or transitional withholding) (a withholding system in the case of Switzerland) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a Member State. In addition, the Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident in one of those territories.

TAXATION IN THE UNITED STATES

        This discussion is the opinion of Allen & Overy LLP insofar as it relates to matters of U.S. federal income tax law and describes certain material U.S. federal income tax consequences to beneficial holders of securities. This section addresses only the U.S. federal income tax considerations for holders that acquire the securities at their original issuance and hold the securities as capital assets. This section does not address all U.S. federal income tax matters that may be relevant to a particular prospective holder. Each prospective investor should consult a professional tax advisor with respect to the tax consequences of an investment in the securities. This section does not address tax considerations applicable to a holder of security that may be subject to special tax rules including, without limitation, the following:

  •
  financial institutions;

  •
  insurance companies;

  •
  dealers or traders in securities or currencies;

  •
  tax-exempt entities;

  •
  regulated investment companies;

  •
  persons that will hold the securities as part of a "hedging" or "conversion" transaction or as a position in a "straddle" for U.S. federal income tax purposes;

  •
  persons who hold the securities through partnerships or other pass-through entities;

  •
  holders that own (or are deemed to own) 10% or more of the voting shares of the relevant issuer or guarantor; and

  •
  holders that have a "functional currency" other than the U.S. dollar.

        Further, this section does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of security.

        This discussion does not cover every type of security, such as warrants, units or purchase contracts, that may be issued under this prospectus. If we intend to issue a security of a type not described in this section, or if there are otherwise special tax consequences with respect to the security that are not covered herein, additional tax information will be provided in the prospectus supplement or pricing supplement for the applicable security.

        This section is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations (the "Treasury regulations") and judicial and administrative interpretations, in each case as in effect and available on the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        Each prospective investor should consult its own tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning or disposing of the securities.

        For the purposes of this section, a "U.S. holder" is a beneficial owner of securities that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        If a partnership holds securities, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding securities should consult their tax advisor. A non-U.S. holder is a beneficial owner of securities that is not a U.S. holder.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

        This discussion assumes that AEGON N.V. is not, and will not become a passive foreign investment company (a "PFIC"), as discussed below under "Passive Foreign Investment Company Considerations."

Common Shares of AEGON N.V.

        Distributions.    The gross amount of any distribution (including any amounts withheld in respect of Netherlands withholding tax) actually or constructively received by a U.S. holder with respect to common shares will be taxable to the U.S. holder as a dividend to the extent of AEGON N.V.'s current or accumulated earnings and profits as determined under U.S. federal income tax principles. The U.S. holder will not be eligible for any dividends received deduction in respect of the dividend otherwise allowable to corporations. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder's adjusted tax basis in the common shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as capital gain from the sale or exchange of property. AEGON N.V. does not maintain calculations of its earnings and profits under U.S. federal income tax principles. If AEGON N.V. does not report to a U.S. holder the portion of a distribution that exceeds earnings and profits, the distribution will generally be taxable as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

        Certain dividends received by noncorporate U.S. holders in taxable years beginning before January 1, 2011, generally will be subject to a maximum income tax rate of 15%. This reduced income tax rate is only applicable to dividends paid by "qualified corporations" and only with respect to shares held by certain noncorporate U.S. holders for a minimum holding period (generally, 61 days during the 120-day period beginning 60 days before the ex-dividend date). AEGON N.V. believes it will be considered a qualified corporation for this purpose. Accordingly, dividends paid by AEGON N.V. to individual U.S. holders on shares held for the minimum holding period will generally be eligible for a reduced income tax rate. The reduced tax rate for qualified dividends is scheduled to expire on December 31, 2010, unless further extended by Congress. Each prospective noncorporate U.S. investor should consult its own tax advisor regarding the availability of the reduced rate.

        The U.S. Department of the Treasury (the "U.S. Treasury"), has announced its intention to promulgate rules pursuant to which holders of shares and intermediaries through whom such shares are held will be permitted to rely on certifications from issuers to establish that dividends are qualified dividends eligible for the preferential rates discussed above. Because such procedures have not yet been issued, it is not clear whether AEGON N.V. will be able to comply with the procedures. AEGON N.V. will use reasonable efforts to facilitate appropriate tax reporting by providing these certifications or other similar certifications pursuant to any subsequent rules the U.S. Internal Revenue Service (the "IRS"), or the U.S. Treasury may promulgate to the extent AEGON N.V. is reasonably able to do so without material cost.

        The amount of any distribution paid in a currency other than U.S. dollars (a "foreign currency") including the amount of any withholding tax thereon, will be included in the gross income of a U.S. holder in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the foreign currency is converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the foreign currency received in the distribution is not converted into U.S. dollars on the date of receipt, a U.S. holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency will be treated as ordinary income or loss.

        Dividends received by a U.S. holder with respect to common shares will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. Subject to certain conditions and limitations, and subject to the discussion in the next paragraph, any Netherlands income tax withheld on dividends may be deducted from taxable income or credited against a U.S. holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. In certain circumstances, a U.S. holder may be unable to claim foreign tax credits for foreign taxes, if any, imposed on a dividend. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        In general, upon making a distribution to shareholders, AEGON N.V. is required to remit all amounts withheld as Netherlands dividend withholding tax to the Netherlands tax authorities and, in such circumstances, the full amount of the taxes so withheld would generally (subject to certain limitations and conditions) be eligible for the U.S. holder's foreign tax deduction or credit as described above. The Netherlands dividend withholding tax may not be creditable against a U.S. holder's U.S. federal income tax liability, however, to the extent that AEGON N.V. is allowed to reduce the amount of dividend withholding tax paid to the Netherlands tax authorities by crediting withholding tax imposed on certain dividends paid to AEGON N.V. Currently, AEGON N.V. may, with respect to dividends received from qualifying non-Netherlands subsidiaries, credit taxes withheld from those dividends against the Netherlands withholding tax imposed on a dividend paid by AEGON N.V. up to a certain maximum amount. The credit reduces the amount of dividend withholding tax that AEGON N.V. is required to pay to the Netherlands taxing authorities but does not reduce the amount of tax AEGON N.V. is required to withhold from dividends paid to U.S. holders. In these circumstances, it is likely that the portion of taxes that AEGON N.V. is not required to pay to the Netherlands tax authorities with respect to dividends paid to U.S. holders would not qualify as a creditable tax for U.S. foreign tax credit purposes. Investors are urged to consult their tax advisers regarding the general creditability or deductibility of Netherlands withholding taxes.

        A distribution of additional common shares to U.S. holders with respect to their common shares that is made as part of a pro rata distribution to all shareholders generally will not be subject to U.S. federal income tax unless U.S. holders can elect that the distribution be payable in either additional common shares or cash. AEGON N.V. expects that U.S. holders would have this option upon each distribution. Accordingly, a distribution of additional common shares to U.S. holders with respect to their common shares where U.S. holders may elect that distribution be payable in additional common shares or cash will be taxable under the rules described above.

        Sale or Other Disposition of Shares.    A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale or exchange of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder's tax basis for those common shares. This gain or loss will be a capital gain or loss and will generally be treated as from sources within the United States. Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that have held the common shares for more than one year) and capital losses (the deductibility of which is subject to limitations).

        If a U.S. holder receives foreign currency upon a sale or exchange of common shares, gain or loss, if any, recognized on the subsequent sale, conversion or disposition of such foreign currency will be ordinary income or loss, and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. However, if such foreign currency is converted into U.S. dollars on the date received by the U.S. holder, the U.S. holder generally should not be required to recognize any gain or loss on such conversion.

        Redemption of Common Shares.    The redemption of common shares by AEGON N.V. will be treated as a sale of the redeemed shares by the U.S. holder (which is taxable as described above under "Sale or Other Disposition of Shares") or, in certain circumstances, as a distribution to the U.S. holder (which is taxable as described above under "Distributions").

        Passive Foreign Investment Company Considerations.    A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which either: (1) at least 75% of its gross income is passive income, or (2) on average at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. In arriving at this calculation, AEGON N.V. must also include a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions, but excludes any income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. Based on AEGON N.V.'s estimated gross income, the average value of AEGON N.V.'s gross assets and the nature of AEGON N.V.'s active insurance business, AEGON N.V. does not believe that it will be classified as a PFIC in the current taxable year or for the foreseeable future. AEGON N.V.'s status in any taxable year will depend on its assets and activities in each year and because this is a factual determination made annually at the end of each taxable year, there can be no assurance that AEGON N.V. will not be considered a PFIC for any future taxable year. If AEGON N.V. were treated as a PFIC in any year during which a U.S. holder owns common shares, certain adverse tax consequences could apply. Investors should consult their own tax advisors with respect to any PFIC considerations.

Debt Securities of AEGON N.V. and AFC

        Interest.    Interest paid on the debt securities, other than interest on a discount note that is not qualified stated interest (each as defined below under "Original Issue Discount"), will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, depending on the U.S. holder's method of accounting for U.S. federal income tax purposes.

        A U.S. holder utilizing the cash method of accounting for U.S. federal income tax purposes that receives an interest payment denominated in a foreign currency will be required to include in income the U.S. dollar value of that interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

        If interest on a debt security is payable in a foreign currency, an accrual basis U.S. holder is required to include in income the U.S. dollar value of the amount of interest income accrued on a debt security during the accrual period. An accrual basis U.S. holder may determine the amount of the interest income to be recognized in accordance with either of two methods. Under the first accrual method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, the part of the period within the taxable year. Under the second accrual method, the U.S. holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. If the last day of the accrual period is within five business days of the date the interest payment is actually received, an electing accrual basis U.S. holder may instead translate that interest expense at the exchange rate in effect on the day of actual receipt. Any election to use the second accrual method will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and will be irrevocable without the consent of the IRS.

        A U.S. holder utilizing either of the foregoing two accrual methods will recognize ordinary income or loss with respect to accrued interest income on the date of receipt of the interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security). The amount of ordinary income or loss will equal the difference between the U.S. dollar value of the interest payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during that accrual period (as determined under the accrual method utilized by the U.S. holder).

        Foreign currency received as interest on the debt securities will have a tax basis equal to its U.S. dollar value at the time the interest payment is received. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

        Interest on the debt securities received by a U.S. holder will be treated as foreign source income for the purposes of calculating that holder's foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        Original Issue Discount.    A debt security, other than a debt security with a term of one year or less (a "short-term note"), will be treated as issued at an original issue discount ("OID", and a debt security issued with OID, a "discount note") for U.S. federal income tax purposes if the excess of the sum of all payments provided under the debt security, other than "qualified stated interest" payments (as defined below), over the issue price of the debt security is more than a "de minimis amount" (as defined below). "Qualified stated interest" is generally interest paid on a debt security that is unconditionally payable at least annually at a single fixed rate. The issue price of the debt securities will be the first price at which a substantial amount of the debt securities are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers.

        In general, if the excess of the sum of all payments provided under the debt security other than qualified stated interest payments (the "stated redemption price at maturity") over its issue price is less than 0.25% of the debt security's stated redemption price at maturity multiplied by the number of complete years to its maturity (the "de minimis amount"), then such excess, if any, constitutes "de minimis OID" and the debt security is not a discount note. Unless the election described below under "Election to Treat All Interest as OID" is made, a U.S. holder of a debt security with de minimis OID must include such de minimis OID in income as stated principal payments on the debt security are made. The includable amount with respect to each such payment will equal the product of the total amount of the debt security's deminimis OID and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the debt security.

        A U.S. holder will be required to include OID on a discount note in income for U.S. federal income tax purposes as it accrues, calculated on a constant-yield method, before the actual receipt of cash attributable to that income, regardless of the U.S. holder's method of accounting for U.S. federal income tax purposes. Under this method, U.S. holders generally will be required to include in income increasingly greater amounts of OID over the life of the discount notes. Investors should consult their own tax advisors to determine the U.S. federal income tax implications of the constant-yield method and regarding the accrual of OID generally.

        OID for any accrual period on a discount note that is denominated in, or determined by reference to, a foreign currency will be determined in that foreign currency and then translated into U.S. dollars in the same manner as interest payments accrued by an accrual basis U.S. holder, as described under "Interest" above. Upon receipt of an amount attributable to OID in these circumstances, a U.S. holder may recognize ordinary income or loss.

        OID on a discount note will be treated as foreign source income for the purposes of calculating a U.S. holder's foreign tax credit limitation. The limitation on foreign taxes, if any, eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits are complex. Each prospective investor should consult its own tax advisor regarding the availability of foreign tax credits.

        Acquisition Premium.    A U.S. holder that purchases a debt security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price and that does not make the election described below under "Election to Treat All Interest as OID" will have acquisition premium. Investors should consult their own tax advisors regarding the U.S. federal income tax implications of acquisition premium.

        Market Discount.    A debt security, other than a short-term note, will be treated as purchased at a market discount (a "market discount note") if the debt security's stated redemption price at maturity or, in the case of a discount note, the debt security's "revised issue price", exceeds the amount for which the U.S. holder purchased the debt security by at least 0.25% of the debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity. If such excess is not sufficient to cause the debt security to be a market discount note, then such excess constitutes "de minimis market discount" and the debt security is not subject to the rules discussed in the following paragraphs. For these purposes, the "revised issue price" of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security.

        Any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on that debt security. Alternatively, a U.S. holder of a market discount note may elect to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

        Market discount on a market discount note will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant-yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to that market discount note in an amount not exceeding the accrued market discount on that market discount note until the maturity or disposition of that market discount note.

        Election to Treat All Interest as OID.    A U.S. holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method as described under the heading "Original Issue Discount", with the modifications described below. For the purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

        In applying the constant-yield method to a debt security with respect to which this election has been made, the issue price of the debt security will equal its cost to the electing U.S. holder, the issue date of the debt security will be the date of its acquisition by the electing U.S. holder, and no payments on the debt security will be treated as payments of qualified stated interest. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If this election is made with respect to a debt security with amortizable bond premium, then the electing U.S. holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing U.S. holder as of the beginning of the taxable year in which the debt security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the IRS.

        If the election to apply the constant-yield method to all interest on a debt security is made with respect to a market discount note, the electing U.S. holder will be treated as having made the election discussed above under "Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such U.S. holder.

Debt Securities Subject to Redemption

        Certain of the debt securities (1) may be redeemable at the option of the relevant issuer prior to their maturity (a "call option") and/or (2) may be repayable at the option of the holder prior to their stated maturity (a "put option"). Debt securities containing such features may be subject to rules that are different from the general rules discussed above. Investors intending to purchase debt securities with such features should consult their own tax advisors, since the OID consequences will depend, in part, on the particular terms and features of the purchased debt securities. The applicable prospectus supplement will contain additional discussion relating to the terms and features of such debt securities.

Short-Term Notes

        Short-term notes will be treated as having been issued with OID. In general, an individual or other cash method U.S. holder is not required to accrue such OID unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt note will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. holders who report income for U.S. federal income tax purposes under the accrual method are required to accrue OID on a short-term note on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

Debt Securities Purchased at a Premium

        A U.S. holder that purchases a debt security for an amount in excess of its principal amount may elect to treat such excess as amortizable bond premium. If this election is made, the amount required to be included in the U.S. holder's income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security's yield to maturity) to such year. In the case of a debt security that is denominated in, or determined by reference to, a foreign currency, amortizable bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder realizes exchange gain or loss (taxable as ordinary income or loss) equal to the difference between exchange rates at that time and at the time of the acquisition of the debt securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and is irrevocable without the consent of the IRS.

Sale, Exchange or Retirement of the Debt Securities

        A U.S. holder's tax basis in a debt security will generally equal its "U.S. dollar cost", increased by the amount of any OID or market discount included in the U.S. holder's income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. holder's income with respect to the debt security (each as determined above), and reduced by the amount of any payments with respect to the debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on the debt security. The "U.S. dollar cost" of a debt security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on (1) the date of purchase or (2) in the case of a debt security traded on an established securities market (as defined in the applicable U.S. Treasury regulations), that is purchased by a cash basis U.S. holder (or an accrual basis U.S. holder that so elects), on the settlement date for the purchase. A U.S. holder will generally recognize gain or loss on the sale, exchange or retirement of a debt security equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the debt security. The amount realized on the sale, exchange or retirement of a debt security for an amount in foreign currency will be the U.S. dollar value of that amount on the date of disposition, or in the case of debt securities traded on an established securities market (as defined in the applicable U.S. Treasury regulations) that are sold by a cash basis U.S. holder or by an accrual basis U.S. holder that so elects, on the settlement date for the sale.

        Gain or loss recognized by a U.S. holder on the sale, exchange or retirement of a debt security that is attributable to changes in currency exchange rates will be ordinary income or loss and will consist of OID exchange gain or loss and principal exchange gain or loss. OID exchange gain or loss will equal the difference between the U.S. dollar value of the amount received on the sale, exchange or retirement of a debt security that is attributable to accrued but unpaid OID as determined by using the exchange rate on the date of the sale, exchange or retirement and the U.S. dollar value of accrued but unpaid OID as determined by the U.S. holder under the rules described above under "Original Issue Discount". Principal exchange gain or loss will equal the difference between the U.S. dollar value of the U.S. holder's purchase price of the debt security in foreign currency determined on the date of the sale, exchange or retirement, and the U.S. dollar value of the U.S. holder's purchase price of the debt security in foreign currency determined on the date the U.S. holder acquired the debt security. The foregoing foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security, and will generally be treated as from sources within the United States for U.S. foreign tax credit limitation purposes.

        Any gain or loss recognized by a U.S. holder in excess of foreign currency gain recognized on the sale, exchange or retirement of a debt security would generally be U.S. source capital gain or loss (except to the extent such amounts are attributable to market discount, accrued but unpaid interest, or subject to the general rules governing contingent payment obligations). Prospective investors should consult their own tax advisors with respect to the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates that held the debt securities for more than one year) and capital losses (the deductibility of which is subject to limitations).

        If a U.S. holder recognizes a loss on the transaction with respect to such amounts that exceeds certain specified thresholds, the U.S. holder may be required to specifically disclose certain information with respect to the transaction on its tax return. U.S. holders should consult their own tax advisors as to the applicability of these disclosure regulations.

        A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of the foreign currency at the time of the sale, exchange or retirement. Gain or loss, if any, realized by a U.S. holder on a sale or other disposition of that foreign currency will be ordinary income or loss and will generally be income from sources within the United States for foreign tax credit limitation purposes.

Payments by Guarantor

        A payment on guaranteed debt securities made by AEGON N.V. generally will be treated in the same manner as if made directly by the issuer.

Special Categories of Debt Securities of AEGON N.V. and AFC

        Additional tax rules may apply to other categories of debt securities of AEGON N.V. and AFC. The prospectus supplement for these debt securities may describe these rules. In addition, you should consult your tax advisor in these situations. These categories of debt securities include:

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  debt securities that are convertible into common shares of AEGON N.V.;

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  debt securities that are issued in bearer form;

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  debt securities with contingent payments;

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  debt securities with variable rate payments;

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  indexed debt securities where payments will be payable by reference to any index or formula;

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  debt securities that are perpetual in maturity;

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  debt securities that are callable by the issuer before their maturity, other than typical calls at a premium; and

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  debt securities that are extendable at the option of the issuer or the holder.

Information Reporting and Backup Withholding

        Backup withholding and information reporting requirements may apply to certain payments of dividends, interest, OID, and to sale or redemption proceeds to U.S. holders made within the United States or through certain U.S. related financial intermediaries. AEGON, its agent, a broker, or any paying agent, as the case may be, may be required to withhold tax from any payment that is subject to backup withholding if a U.S. holder fails to furnish the U.S. holder's taxpayer identification number, fails to certify that such U.S. holder is not subject to backup withholding, or fails to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and information reporting requirements.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally may be claimed as a credit against such holder's U.S. Federal income tax liability provided that the required information is furnished to the IRS. Prospective investors are urged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

Withholding Taxes

        Generally, payments of principal and interest, including OID, on the guaranteed debt securities issued by AEGON N.V. will not be subject to U.S. withholding taxes. The same rules will generally apply to payments of additional amounts and payments made by a guarantor on a guaranteed debt security. However, if you hold guaranteed debt securities issued by AFC, for the exemption from U.S. withholding taxes to apply to you, you must meet one of the following requirements:

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  You provide your name, address, and a signed statement that you are the beneficial owner of the guaranteed debt security and are not a U.S. holder. This statement is generally made on U.S. IRS Form W-8BEN and is provided to the bank, broker, or other intermediary through which you hold your debt securities;

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  You hold the debt securities directly through a "qualified intermediary", and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office, and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures;

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  You or your agent claim an exemption from withholding tax under an applicable tax treaty. This claim is generally made on U.S. IRS Form W-8BEN. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files; or

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  You or your agent claim an exemption from withholding tax on the ground that the income is effectively connected with the conduct of a trade or business in the U.S. and is not exempt from U.S. tax under a tax treaty. This claim is generally made on U.S. IRS Form W-8ECI.

        You should consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if:

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  The person receiving the application form has actual knowledge that the statements on the form are false;

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  The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false; or

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  An intermediary through which you hold the debt securities fails to comply with the procedures necessary to avoid withholding taxes on the debt securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary evidence concerning your status) to the withholding agent for the debt securities. However, if you hold your debt securities through a qualified intermediary, or if there is a qualified intermediary in the chain of title between you and the withholding agent for the debt securities, the qualified intermediary will not generally be required to forward this information to the withholding agent.

        Even if you comply with these conditions, U.S. withholding taxes might arise on guaranteed debt securities issued by AFC if the amount of interest is based on the earnings or other attributes of AFC, as the case may be, or a related party. If this exception applies, additional information will be provided in the prospectus supplement.

Sale, Exchange or Retirement of Securities

        If you sell, exchange or redeem common shares or debt securities, you will generally not be subject to U.S. federal income tax on any gain, unless one of the following applies:

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  the gain is connected with a trade or business that you conduct in the United States;

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  you are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the guaranteed debt security, and certain other conditions are satisfied; or

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  the gain represents accrued interest or OID, in which case the rules for interest or OID would apply.

U.S. Trade or Business

        If you hold your securities in connection with a trade or business that you are conducting in the United States, any interest or dividend on the security and any gain from disposing the security generally will be subject to income tax as if you were a U.S. holder, and if you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the security. The branch profits tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

        United States rules concerning information reporting and backup withholding are described above. These rules apply to non-U.S. holders as follows:

        Non-U.S. holders that provide the required tax certifications of exempt or foreign status will generally be exempt from U.S. information reporting requirements and backup withholding. However, dividends and sales proceeds a non-U.S. holder receives through a broker may be subject to information reporting and backup withholding if the non-U.S. holder is not eligible for an exemption. Non-U.S. holders are urged to consult their own tax advisors concerning the application of the information reporting and backup withholding rules.

        PROSPECTIVE INVESTORS SHOULD CONSULT LEGAL AND TAX ADVISORS IN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE AND DOMICILE TO DETERMINE THE POSSIBLE TAX CONSEQUENCES OF PURCHASING, HOLDING, SELLING AND REDEEMING SECURITIES UNDER THE LAWS OF THEIR RESPECTIVE JURISDICTIONS.

ERISA CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

        Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in securities offered hereby might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to other federal, state, local or non-U.S. laws that are substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code ("Similar Laws").

        We and certain of our subsidiaries may be a party in interest or disqualified person with respect to an employee benefit plan if, for example, we or a subsidiary provides services to the plan. Special caution should be exercised in that event, before securities offered hereby are purchased by the plan. In particular, the fiduciary of the plan should consider whether exemptive relief from the prohibited transaction provisions of ERISA and the Code is available under an applicable regulatory or administrative exemption. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities where neither Allianz nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the plan involved in the transaction and the plan pays no more and receives no less than "adequate consideration" in connection with the transaction (the "service provider exemption"). In addition, the U.S. Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of securities offered hereby from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for certain transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank collective investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

        Because of the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of any securities offered hereby on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of such securities and the availability of exemptive relief under the service provider exemption, Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or similar exemptions from Similar Laws. Purchasers of securities offered hereby have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code. The sale of any securities offered hereby to a plan subject to ERISA or the Code or any Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plan generally or any particular plan, or that such investment is appropriate for such plans generally or any particular plan.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus in and outside the United States in one or more of the following ways:

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  through underwriters;

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  through dealers;

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  through agents; or

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  directly to purchasers.

        The distribution of the securities may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The distribution of guarantees may also be carried out in connection with a consent solicitation to amend covenants relating to a subsidiary's indebtedness. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for the AEGON Group in the ordinary course of business.

        The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the purchase price of, or consideration payable for, the securities;

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  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts or other underwriters' compensation;

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  any discounts or concessions allowed or re-allowed or paid to dealers; and

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  any other information we think is important.

Sales through Underwriters or Dealers

        If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered securities if they purchase any. Underwriters may sell those securities through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of securities using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

        We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

        If we use a dealer in an offering of securities using this prospectus, we will sell the offered securities to the dealer as principal. The dealer may then resell those securities to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.

Direct Sales and Sales through Agents

        We may also use this prospectus to directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

        We may also sell the offered securities through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

        We may authorize underwriters and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to agents and underwriters soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in the prospectus supplement.

Indemnification

        Underwriters, dealers or agents participating in a distribution of securities using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.

LEGAL MATTERS

        Certain matters of United States law relating to the securities offered through this prospectus will be passed upon for AEGON N.V. and AFC by Allen & Overy LLP, New York, New York. Certain matters of Netherlands law relating to the securities offered through this prospectus will be passed upon for AEGON N.V. by Allen & Overy LLP, Amsterdam, The Netherlands.

EXPERTS

        Ernst & Young Accountants, independent registered public accounting firm, have audited our consolidated financial statements and schedules included in our Annual Report on Form 20-F for the year ended December 31, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young Accountants' report, given on their authority as experts in accounting and auditing.